UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Notes offered hereby	$30,000,000.00	100%	$30,000,000.00	$1,179.00(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $22,618.81 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,179.00 registration fee for this offering, $21,439.81 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 300 dated October 3, 2008 to Prospectus Supplement and Prospectus dated February 5, 2007 relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration No. 333-140456

EKSPORTFINANS ASA

$30,000,000.00 Principal Protected
Exchangeable Notes Linked to a Basket of Common Stocks
due December 30, 2038

     This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with the prospectus supplement and prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA

Agent:	Wachovia Capital Markets, LLC. The agent may make sales through its affiliates or selling agents.

Principal Amount:	Each note will have a principal amount of $1,000.00. Each note will be offered at an initial public offering price of $1,000.00.

Maturity Date:	December 30, 2038

Interest Rate:	26.75% per annum from and including October 10, 2008 to but excluding December 30, 2008.

No interest will accrue on the notes on or after December 30, 2008.

Interest Payment Date:	December 30, 2008

Underlying Basket:	The return on the notes is linked to the performance of an initially equally weighted basket of 30 common stocks (each a basket stock, and collectively, the basket stocks). The issuers of the basket stocks (each a basket stock issuer) have no obligations relating to, and do not sponsor or endorse, the notes.

See “Underlying Basket” below for further information regarding the basket stocks.

Payment at Maturity:	On the maturity date, unless you have previously exercised your exchange right, we will pay you, for each note you own, the principal amount of $1,000.00.

Exchange Right:

Beginning December 26, 2008 (corresponding to the final determination date, as defined below, and subject to postponement if the final determination date has been postponed due to a market disruption event, as described below), upon delivery of an irrevocable notice of exchange (the date of such delivery, the exchange notice date), you will have the right to exchange your notes for an amount of cash equal to final basket parity. The last day upon which you may deliver such notice is the fifth trading day before the maturity date.

Final Basket Parity:

Final basket parity will be an amount of cash equal to the sum of the closing prices of each basket stock on its primary exchange on the determination date for such basket stock (scheduled to be the final determination date) multiplied by its respective share ratio on such date, and will be determined on the final determination date. The share ratio of each basket stock will be adjusted for certain corporate events that occur before the determination date for such basket stock (as described in “Additional Information—Antidiliution Adjustments” below). However, in no event will final basket parity be greater than $1,000.00 per note or less than $600.00 per note.

Determination Date:

The determination date for each basket stock is scheduled to be December 26, 2008, which is also scheduled to be the final determination date for the notes, subject in each case to postponement as described in this pricing supplement. If the final determination date is postponed, then the first exchange notice date for the notes will be postponed by an equal number of business days.

Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network.

Trade Date:	October 3, 2008

Original Issue Date:	October 10, 2008

CUSIP Number:	282645MG2

ISIN:	US282645MG29

     For a detailed description of the terms of the notes, see “Summary Information” beginning on page P-1 and “Specific Terms of the Notes” beginning on page P-9.

Investing in the notes involves risks. See “Risk Factors” beginning on page P-5.

	Per Note	Total
Public Offering Price	$1,000.00	$ 30,000,000.00
Underwriting Discount and Commission	$ 2.50	$ 75,000.00
Proceeds to Eksportfinans ASA	$ 997.50	$ 29,925,000.00

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

     Capitalized terms used in this pricing supplement without definition have the meanings given to them in the accompanying prospectus supplement and prospectus.

Wachovia Securities

The date of this pricing supplement is October 3, 2008

SUMMARY INFORMATION

     This summary includes questions and answers that highlight selected information from this pricing supplement and the accompanying prospectus supplement and prospectus to help you understand the Principal Protected Exchangeable Notes Linked to a Basket of Common Stocks due December 30, 2038 (the notes). You should carefully read this pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the notes as well as the tax and other considerations that are important to you in making a decision about whether to invest in the notes. You should carefully review the sections entitled “Risk Factors” in this pricing supplement and the accompanying prospectus supplement and prospectus, which highlight certain risks associated with an investment in the notes, to determine whether an investment in the notes is appropriate for you.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this pricing supplement to “Eksportfinans”, “we”, “us” and “our” or similar references mean Eksportfinans ASA and its subsidiaries.

What are the notes?

     The notes offered by this pricing supplement will be issued by Eksportfinans and will mature on December 30, 2038. The return on the notes will be linked to the performance of an initially equally weighted basket of 30 common stocks. The notes will not bear interest for any period beginning on or after December 30, 2008.

     As discussed in the accompanying prospectus supplement and prospectus, the notes are debt securities and are part of a series of debt securities entitled “medium-term notes” that Eksportfinans may issue from time to time. The notes will rank equally with all other unsecured and unsubordinated debt of Eksportfinans. For more details, see “Specific Terms of the Notes” beginning on page P-9.

     Each note will have a principal amount of $1,000.00. Each note will be offered at an initial public offering price of $1,000.00. You may transfer only whole notes. Eksportfinans will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company, also known as DTC, or its nominee. Direct and indirect participants in DTC will record your ownership of the notes.

Will I receive interest on the notes?

     The notes will bear interest at the rate of 26.75% per annum from and including October 10, 2008 to but excluding December 30, 2008, payable on December 30, 2008. No interest will accrue on the notes on or after December 30, 2008.

What will I receive upon maturity of the notes?

     At maturity, unless you have previously exercised your exchange right, you will receive for each note you own a cash payment equal to the principal amount of $1,000.00.

When can I exchange my notes and what will I receive?

     The first exchange notice date is December 26, 2008, corresponding to the final determination date. If the final determination date has been postponed due to a market disruption event, as determined by the calculation agent as described in this pricing supplement, the first exchange notice date will be the final determination date, as postponed. Beginning on the first exchange notice date, upon delivery of an irrevocable notice of exchange, you will have the right to exchange your notes for an amount of cash equal to final basket parity. You should refer to “Specific Terms of the Notes—Exchange Right” beginning on page P-10 for a more detailed description of the exchange right.

     Final basket parity will equal an amount of cash equal to the sum of the closing prices of each basket stock on its primary exchange on the determination date for such basket stock multiplied by its respective share ratio on such date, and will be determined by the calculation agent on the final determination date. The share ratio of each basket stock will be adjusted for certain corporate events that occur before the determination date for such basket stock (as described in “Additional Information—Antidiliution

Adjustments” below). However, in no event will final basket parity be greater than $1,000.00 per note or less than $600.00 per note.

     The determination date for each basket stock is scheduled to be December 26, 2008, which is also scheduled to be the final determination date for the notes. However, if that day occurs on a day that is not a trading day or on which the calculation agent has determined that a market disruption event (as defined under “Specific Terms of the Notes—Market Disruption Event” below) has occurred or is continuing with respect to one or more basket stocks, which we refer to individually as a disrupted basket stock, then the determination date with respect to each basket stock that is not a disrupted basket stock will be that day (if such day is a trading day) and the determination date with respect to each disrupted basket stock will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing with respect to such disrupted basket stock; provided that in no event will either the determination date for any basket stock or the final determination date be postponed by more than five business days. The final determination date is the trading day on which the calculation agent is able to determine final basket parity, based on the closing prices of the basket stocks on their respective determination dates. If the final determination date is postponed, then the first exchange notice date for the notes will be postponed by an equal number of business days.

     A trading day means a day, as determined by the calculation agent, on which trading is generally conducted on a primary exchange and in the over-the-counter market for equity securities in the United States.

     The primary exchange for a basket stock is the primary United States securities exchange or organized market of trading for such basket stock. If a reorganization event has occurred with respect to the issuer of any basket stock (which we refer to as a basket stock issuer), the primary exchange for any such basket stock will be the stock exchange or securities market in the United States on which the distribution property (as defined below under “Additional Information—Antidilution Adjustments—Adjustments for Reorganization Events” on page P-18) that is a listed equity security is principally traded, as determined by the calculation agent.

     A business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York generally are authorized or obligated by law, regulation or executive order to close.

     The exchange notice date means the date on which you deliver to us and the calculation agent your notice of exchange, as described below.

How do I exchange my notes?

     When you exchange your notes, Wachovia Capital Markets, LLC, acting as the calculation agent, will determine the exact amount of the cash payment you will receive based on final basket parity on the final determination date. Since the notes will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the notes.

     To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

  fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

  deliver your Official Notice of Exchange to us and the calculation agent before 11:00 a.m., New York City time on that day (the exchange notice date); and

  transfer your book-entry interest in the notes to Citibank, N.A. (Citibank), as registrar for our notes, on the day we pay cash to you, as described below.

     Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of notes, you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Exchange after 11:00 a.m., New York City time on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open. All instructions given to the calculation agent by participants on your behalf relating to the right to exchange the notes will be irrevocable.

     You may exchange all or some of the notes that you own.

     We will, or will cause the calculation agent to, deliver cash to Citibank for delivery to you on the fifth business day after the exchange notice date, upon delivery of your notes to Citibank. The exchange settlement date will be the fifth business day after the exchange notice date. The last exchange notice date is that date that is on or before the fifth trading day before December 30, 2038.

Who should or should not consider an investment in the notes?

     We have designed the notes for investors who want to receive an interest payment of 26.75% per annum from and including October 10, 2008 to but excluding December 30, 2008, who understand that no interest will accrue on the notes for any period beginning on or after December 30, 2008, who seek to protect their investment by receiving at least 100% of the principal amount of their investment at maturity if they do not exercise their exchange right and who, upon exercising their exchange right on any day on or after December 26, 2008, are willing to receive final basket parity not to exceed $1,000.00 or be less than $600.00 per note.

     The notes are not designed for, and may not be a suitable investment for, investors who prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

What will I receive if I sell the notes prior to maturity?

     The market value of the notes may fluctuate between the date you purchase them and the maturity date. Several factors and their interrelationship will influence the market value of the notes, including the market prices of the basket stocks, dividend yields of the basket stocks, the time remaining to the maturity date, interest rates and the volatility of the market prices of the basket stocks. Factors relating to the basket stocks will no longer influence the market value of the notes after final basket parity is determined on the final determination date. If you sell your notes prior to maturity, you may have to sell them at a discount and you will not have principal protection. Depending on the impact of these factors, you may receive less than the principal amount in any sale of your notes before the maturity date and less than what you would have received had you held the notes until maturity. For more details, see “Risk Factors—Many factors affect the market value of the notes”.

Who are the basket stock issuers?

     You should independently investigate the basket stock issuers and decide whether an investment in the notes linked to the underlying basket is appropriate for you. You should refer to “The Underlying Basket” beginning on page P-22 for a description of the basket stock issuers and historical data on the basket stocks.

     Because each of the basket stocks is registered under the Securities Exchange Act of 1934, as amended (the Exchange Act), the basket stock issuers are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the SEC). Information provided to or filed with the SEC by the basket stock issuers can be located by reference to their respective SEC file numbers, as provided in the section entitled “The Underlying Basket” below, and inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s website. The address of the SEC’s website is http://www.sec.gov. In addition, information regarding each basket stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information. For further information, please see the section entitled “The Underlying Basket” in this pricing supplement.

What is the role of the basket stock issuers in the notes?

     The basket stock issuers have no obligations relating to the notes or amounts to be paid to you, including no obligation to take the needs of Eksportfinans or of holders of the notes into consideration for any reason. The basket stock issuers will not receive any of the proceeds of the offering of the notes, are not responsible for, and have not participated in, the offering of the notes and are not responsible for, and will not participate in, the determination or calculation of final basket parity or the payment at maturity with respect to the notes. Eksportfinans is not affiliated with any of the basket stock issuers.

How have the basket stocks performed historically?

     You can find tables with the high, low and closing levels of each of the basket stocks during each calendar quarter from calendar year 2004 to the present in the section entitled “The Underlying Basket” in this pricing supplement. We have provided this historical information to help you evaluate the behavior of the basket stocks in the recent past; however, past performance of the basket stocks is not indicative of how the basket stocks will perform in the future.

What about taxes?

     Although no definitive authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. Federal income tax purposes, we intend to treat the notes as debt instruments subject to the U.S. Treasury regulations governing contingent payment debt instruments. In such a case, the notes will be considered to be issued with original issue discount for U.S. Federal income tax purposes. During your ownership of the notes you will be required to include the original issue discount as interest in taxable income, subject to some adjustments, based on the “comparable yield” of the notes. The comparable yield will generally be the rate at which we could issue a fixed rate debt instrument on terms and conditions similar to the notes. This comparable yield is neither a prediction nor a guarantee of what the actual yield on the notes will be. In addition, any gain you may recognize on the sale, exchange, optional redemption or maturity of the notes will be taxed as ordinary interest income.

     For further discussion, see “Taxation in the United States” beginning on page P-55.

Are there any risks associated with my investment?

     Yes, an investment in the notes is subject to significant risks. We urge you to read the detailed explanation of risks in “Risk Factors” beginning on page P-5.

RISK FACTORS

     An investment in the notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus supplement. The notes are a riskier investment than ordinary debt securities. Also, the notes are not equivalent to investing directly in the basket stocks to which the notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

The notes will pay less interest than ordinary debt securities

     The notes accrue interest at a rate of 26.75% per annum on the principal amount per year from and including October 10, 2008 to but excluding December 30, 2008 and will not accrue interest for any period beginning on or after December 30, 2008 to and including December 30, 2038. Furthermore, the return on your investment in the notes may be less than the amount paid on an ordinary debt security. The interest payment on the notes and the return of only the $1,000.00 principal amount at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time. In addition, you will receive only one interest payment on December 30, 2008, or accrued but unpaid interest, if any, upon exercise of your exchange right.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The yield that you will receive on your notes may be less than the return you could earn on other investments. Your payment at maturity in cash will not be greater than the aggregate principal amount of your notes. Similarly, if you exercise your exchange right, payment in cash of final basket parity will not be greater the aggregate principal amount of your notes. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Eksportfinans with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Owning the notes is not the same as owning the basket stocks

     The return on your notes will not reflect the return you would realize if you actually owned and held the basket stocks for the period between October 10, 2008 and the final determination date because the amount you receive with respect to your notes on the exchange settlement date or the maturity date, as applicable, will be determined without taking into consideration the value of any dividends that may be paid on the basket stocks. Moreover, because final basket parity cannot exceed $1,000.00, you will not participate in the collective return of the basket stocks above that amount and, because the final determination date is 30 years before the maturity date, changes in value of the basket stocks after the final determination date will not affect the value of the notes. Furthermore, as a holder of the notes, you will not have voting rights or any other rights that holders of the basket stocks may have during any period, whether before or after the determination date.

There may not be an active trading market for the notes

     The notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a liquid trading market will develop for the notes. The development of a trading market for the notes will depend on our financial performance and other factors such as the increase, if any, in the market prices of the basket stocks before the determination date. Even if a secondary market for the notes develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a discount from the initial public offering price and, as a result, you may suffer substantial losses.

     Wachovia Capital Markets, LLC and its broker-dealer affiliates currently intend to make a market for the notes, although they are not required to do so and may stop any such market-making activities at any time. As market makers, trading of the notes may cause Wachovia Capital Markets, LLC or its broker-dealer affiliates to have long or short positions in the notes. The supply and demand for the notes, including inventory positions of the market makers, may affect the secondary market for the notes.

Many factors affect the market value of the notes

     The market value of the notes will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the notes caused by another factor and that the effect of one factor may exacerbate the decrease in the market value of the notes caused by another factor. For example, a change in the volatility of the basket stocks before the determination date for that basket stock may offset some or all of any increase in the market value of the notes attributable to another factor, such as an increase in the market prices of the basket stocks before the determination date for that basket stock. In addition, a change in interest rates before the final determination date may offset other factors that would otherwise change the market prices of the basket stocks and, therefore, may change the market value of the notes. The following paragraphs describe the expected impact on the market value of the notes given a change in a specific factor, assuming all other conditions remain constant.

The market prices of the basket stocks before the final determination date are expected to affect the market value of the notes

     We expect that the market value of the notes on any given date before the final determination date will depend substantially on the market prices of the basket stocks at that time relative to their initial closing prices. If, before the final determination date, you choose to sell your notes when the market prices of the basket stocks are less than the initial closing prices of the basket stocks, you may receive substantially less than the amount that you would receive if you sold them when the market prices of the basket stocks are greater than the initial closing prices of the basket stocks.

Changes in the volatility of the basket stocks before the final determination date are expected to affect the market value of the notes

     Volatility is the term used to describe the size and frequency of price and/or market fluctuations. If the volatility of the basket stocks increases or decreases before the final determination date, the market value of the notes may be adversely affected.

Changes in the levels of interest rates are expected to affect the market value of the notes

     We expect that changes in interest rates, even if they do not affect the market prices of the basket stocks as described above, may affect the market value of the notes and may be adverse to holders of the notes.

Changes in dividend yields of the basket stocks before the final determination date are expected to affect the market value of the notes

     In general, if dividend yields on the basket stocks increase before the final determination date, we expect that the market value of the notes will decrease and, conversely, if dividend yields on the basket stocks decrease before the final determination date, we expect that the market value of the notes will increase. The return on the notes will not reflect any dividends paid on the basket stocks.

Changes in our credit ratings may affect the market value of the notes

     Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the market value of the notes. However, because the return on your notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the changes in the market prices of the basket stocks through the final determination date relative to the trade date, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

The time remaining to the final determination date may affect the value of the notes

     The value of the notes prior to the determination date may be affected by the time remaining to the final determination date. On any trading day prior to the final determination date, the notes may have a value that differs from the amount that would be payable if such trading day were the final determination date.

We and our affiliates have no affiliation with the basket stock issuers and are not responsible for their public disclosure of information

     We and our affiliates are not affiliated with the basket stock issuers in any way and have no ability to control or predict their actions, including any corporate actions of the type that would require an adjustment to any basket stock, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting them.

     Each note is an unsecured debt obligation of Eksportfinans only and is not an obligation of the basket stock issuers. None of the money you pay for your notes will go to the basket stock issuers. Since the basket stock issuers are not involved in the offering of the notes in any way, they have no obligation to consider your interest as an owner of notes in taking any actions that might affect the value of your notes. The basket stock issuers may take actions that will adversely affect the market value of the notes.

     This pricing supplement relates only to the notes and does not relate to the basket stocks. We have derived the information about the basket stock issuers in this pricing supplement from publicly available documents, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the basket stock issuers in connection with the offering of the notes. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the basket stock issuers contained in this pricing supplement. Furthermore, we do not know whether the basket stock issuers have disclosed all events occurring before the date of this pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market prices of the basket stocks and, therefore, the closing prices of the basket stocks on the determination date for each basket stock that the calculation agent will use to determine final basket parity on the final determination date with respect to your notes. You, as an investor in the notes, should investigate the basket stock issuers on your own. You should refer to “The Underlying Basket” beginning on page P-22 for a description of the basket stock issuers and historical data on the basket stocks.

Historical performance of the basket stocks should not be taken as an indication of their future performance during the term of the notes

     It is impossible to predict whether the market prices of the basket stocks will rise or fall. The basket stocks have performed differently in the past and are expected to perform differently in the future. The market prices of the basket stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the basket stock issuers. You should refer to “The Underlying Basket” beginning on page P-22 for a description of the basket stock issuers and historical data on the basket stocks.

You have limited antidilution protection

     Wachovia Capital Markets, LLC, as calculation agent for your notes, will, in its sole discretion, adjust the underlying basket to account for certain events affecting the basket stocks, such as stock splits and stock dividends, and certain other corporate actions involving the basket stock issuers, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the basket stocks and, once the value of a basket stock has become fixed for purposes of determining final basket parity (which will either be the final determination date or, under limited circumstances such as market disruption events affecting one or more other basket stocks, the earlier determination date for that basket stock), the basket stocks will no longer be subject to any antidilution adjustments. For example, the calculation agent is not required to make any adjustments to a basket stock if a basket stock issuer or anyone else makes a partial tender or partial exchange offer for a basket stock. Consequently, this could affect the calculation of the amounts payable by us in connection with your option to exercise your exchange right, as well as the market value of the notes. You should refer to “Specific Terms of the Notes—Antidilution Adjustments” beginning on page P-13 for a description of the general circumstances in which the calculation agent will make adjustments to the basket before the determination date.

Hedging transactions may affect the return on the notes

     As described below under “Use of Proceeds and Hedging” on page P-56, we through one or more hedging counterparties may hedge our obligations under the notes by purchasing the basket stocks, futures or options on the basket stocks or other derivative instruments with returns linked or related to changes in the market prices of the basket stocks, and our hedging counterparties may adjust these hedges by, among other things, purchasing or selling the basket stocks, futures, options or other derivative instruments with returns linked to the basket stocks at any time. Although they are not expected to, any of these hedging activities undertaken before the final determination date may adversely affect the market prices of the basket stocks and, therefore, the market value of the notes. It is possible that our hedging counterparties could receive substantial returns from these hedging activities while the market value of the notes declines.

     Assuming no change in market conditions or any other relevant factors, the price, if any, at which Wachovia Capital Markets, LLC is willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by Wachovia Capital Markets, LLC, as a result of dealer discounts, mark-ups or other transactions.

The calculation agent may postpone the determination of final basket parity if a market disruption event occurs

     The determination of final basket parity on the determination date may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to one or more basket stocks on that date. If a postponement occurs, the calculation agent will use the closing price per share of the affected basket stock(s) on the next succeeding scheduled trading day on which no market disruption event occurs or is continuing with respect to such basket stock. As a result, the first exchange notice date would be postponed by an equal number of trading days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the market prices of the basket stocks after the final determination date. See “Specific Terms of the Notes—Market disruption event” beginning on page P-12.

Potential conflicts of interest could arise

     Wachovia Capital Markets, LLC and its affiliates expect to engage in trading activities related to the basket stocks, including hedging transactions for their proprietary accounts, for other accounts under their management or to facilitate transactions on behalf of customers. Any of these activities undertaken during the period before the final determination date could adversely affect the value of the basket stocks and, therefore, the market value of the notes and final basket parity. Wachovia Capital Markets, LLC may also issue or underwrite securities or financial or derivative instruments with returns linked to changes in the value of the basket stocks. These trading activities may present a conflict between your interest in your notes and the interests that Wachovia Capital Markets, LLC and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the market prices of the basket stocks, could be adverse to your interests as a holder of the notes.

     Wachovia Capital Markets, LLC or its affiliates may presently or from time to time engage in business with us or any basket stock issuer. This business may include extending loans to, or making equity investments in, the basket stock issuers or providing advisory services to any of the basket stock issuers, including merger and acquisition advisory services. In the course of business, Wachovia Capital Markets, LLC or its affiliates may acquire non-public information relating to any basket stock issuer and, in addition, one or more affiliates of Wachovia Capital Markets, LLC may publish research reports about the basket stock issuers. We do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the basket stock issuers. Any prospective purchaser of the notes should undertake an independent investigation of the basket stock issuers as in its judgment is appropriate to make an informed decision regarding an investment in the notes. You should refer to “The Underlying Basket” beginning on page P-22 for a description of the basket stock issuers and historical data on the basket stocks.

Tax consequences are uncertain

     Although no definitive authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. Federal income tax purposes, we intend to treat the notes as debt instruments subject to the U.S. Treasury regulations governing contingent payment debt instruments. In such a case, the notes will be considered to be issued with original issue discount for U.S. Federal income tax purposes. During your ownership of the notes you will be required to include the original issue discount as interest in taxable income, subject to some adjustments, based on the “comparable yield” of the notes. The comparable yield will generally be the rate at which we could issue a fixed rate debt instrument on terms and conditions similar to the notes. This comparable yield is neither a prediction nor a guarantee of what the actual yield on the notes will be. In addition, any gain you may recognize on the sale, exchange, optional redemption or maturity of the notes will be taxed as ordinary interest income. See “Taxation in the United States” below and in the accompanying prospectus supplement and prospectus.

SPECIFIC TERMS OF THE NOTES

Issuer:	Eksportfinans ASA

Specified currency:	U.S. dollars

Aggregate principal amount:	$30,000,000.00

Agent:	Wachovia Capital Markets, LLC

The agent may make sales through its affiliates or selling agents.

Agent acting in the capacity as:	Principal

Trade date:	October 3, 2008

Original issue date:	October 10, 2008

Maturity date:	December 30, 2038

Interest rate:	The notes will bear interest at a rate of 26.75% per annum from and including October 10, 2008 to but excluding December 30, 2008.

No interest will accrue on the notes on or after December 30, 2008.

Interest payment date:	December 30, 2008

The regular record date will be the close of business on the fifteenth calendar day, whether or not a business day, immediately preceding the interest payment date. For the purpose of determining the holder at the close of business on a day that is not a business day, the close of business will mean 5:00 p.m. in New York City, on that day.

If any payment is due on the notes on a day which is not a day on which commercial banks settle payments in New York City, then that payment may be made on the next day that is a day on which commercial banks settle payments in New York City, in the same amount and with the same effect as if paid on the original due date.

Underlying basket:	The return on the notes is linked to the performance of an initially equally weighted basket of 30 common stocks (each a basket stock, and collectively, the basket stocks). The issuers of the basket stocks (each a basket stock issuer) have no obligations relating to, and do not sponsor or endorse, the notes.

See “Underlying Basket” below for further information regarding the basket stocks.

Payment at maturity:	On the maturity date, unless you have previously exercised your exchange right, you will receive for each note you own a cash payment equal to the principal amount of $1,000.00.

Exchange right:

The first exchange notice date is December 26, 2008, corresponding to the final determination date. If the final determination date has been postponed due to a market disruption event, as determined by the calculation agent as described in this pricing supplement, the first exchange notice date will be the final determination date, as so postponed. Any business day after the first exchange notice date is respectively an exchange notice date.

Beginning on the first exchange notice date, upon delivery of an irrevocable Official Notice of Exchange, you will have the right to exchange your notes for an amount of cash equal to final basket parity.

The last exchange notice date is the fifth trading day before December 30, 2038.

When you exchange your notes, Wachovia Capital Markets, LLC, acting as the calculation agent, will determine the exact amount of the cash payment you will receive based on final basket parity and the principal amount of the notes you exchange. Since the notes will be held only in book-entry form, you may exercise your exchange right only by acting through your participant at DTC, whose nominee is the registered holder of the notes.

To exchange a note on any day, you must instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

  fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

  deliver your Official Notice of Exchange to us and the calculation agent before 11:00 a.m., New York City time on that day (the exchange notice date); and

  transfer your book-entry interest in the notes to Citibank, N.A. (Citibank), as registrar for our notes, on the day we pay cash to you, as described below.

Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of notes, you should consult the participant through which you own your interest for the relevant deadline. If you give us your Official Notice of Exchange after 11:00 a.m., New York City time on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open. If you give us your Official Notice of Exchange on a day that, but for the occurrence of a market disruption event of otherwise would have been the first exchange notice date, your notice of exchange will be effective on the first exchange notice date. If you give us your Official Notice of Exchange after 11:00 a.m., New York City time on the fifth trading day prior to the maturity date, your notice will not be effective. All instructions given to the calculation agent by participants on your behalf relating to the right to exchange the notes will be irrevocable.

You may exchange all or some of the notes that you own.

We will, or will cause the calculation agent to, deliver cash to Citibank for delivery to you on the fifth business day after the exchange notice date, upon delivery of your notes to Citibank. The exchange settlement date will be the fifth business day after the exchange notice date, or, if later, the day on which your notes are delivered to Citibank.

Final basket parity:

Final basket parity will equal an amount of cash equal to the sum of the closing prices of each basket stock on its primary exchange on the determination date for such basket stock multiplied by its respective share ratio on such date, and will be determined by the calculation agent on the final determination date. The share ratio of each basket stock will be adjusted for certain corporate events that occur before the determination date for such basket stock as described in “Additional Information—Antidilution Adjustments” below. However, in no event will final basket parity be greater than $1,000.00 per note or less than $600.00 per note.

Determination date:

The determination date for each basket stock is scheduled to be December 26, 2008, which is also scheduled to be the final determination date for the notes. However, if that day occurs on a day that is not a trading day or on which the calculation agent has determined that a market disruption event (as defined under “—Market Disruption Event” below) has occurred or is continuing with respect to one or more basket stocks, which we refer to individually as a disrupted basket stock, then the determination date with respect to each basket stock that is not a disrupted basket stock will be that day (if such day is a trading day) and the determination date with respect to each disrupted basket stock will be postponed until the next succeeding trading day on which the calculation agent determines that a market disruption event does not occur or is not continuing with respect to such disrupted basket stock; provided that in no event will either the determination date for any basket stock or the final determination date be postponed by more than five business days. The final determination date is the trading day on which the calculation agent is able to determine final basket parity, based on the closing prices of the basket stocks on their respective determination dates. If the final determination date is postponed, then the first exchange notice date for the notes will be postponed by an equal number of business days.

Closing price:	The closing price for one share of any basket stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

  if the basket stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Exchange Act, on which the basket stock (or any such other security) is listed or admitted to trading, or if the basket stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board

Service (the OTC Bulletin Board) operated by the National Association of Securities Dealers, Inc. (the NASD), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the basket stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq Global Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the basket stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market or the OTC Bulletin Board on such day.

If the last reported sale price for the basket stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the basket stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Wachovia Capital Markets, LLC or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term OTC Bulletin Board will include any successor service thereto.

Market Price:

On any trading day and at any time during the regular business hours of a primary exchange, the latest reported sale price of a basket stock (or any other security for which a market price must be determined) on that primary exchange at that time, as determined by the calculation agent.

Primary exchange:

For each basket stock, the primary exchange is the primary U.S. securities organized exchange or market of trading for that basket stock. If a reorganization event has occurred with respect to a basket stock, the primary exchange for such basket stock will be the stock exchange or securities market on which the distribution property (as defined below under “Additional Information—Antidilution Adjustments—Adjustments for Reorganization Events” on page P-18) that is a listed equity security is principally traded, as determined by the calculation agent.

Market disruption event:

A market disruption event means the occurrence or existence of any of the following events:

  a suspension, absence or material limitation of trading in a basket stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  a suspension, absence or material limitation of trading in option or futures contracts relating to a basket stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

  a basket stock does not trade on the NYSE, the American Stock Exchange, the Nasdaq Global Market or what was the primary market for that basket stock, as determined by the calculation agent in its sole discretion; or

  any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our hedge counterparties to unwind all or a material portion of a hedge with respect to the notes that we or our hedge counterparties have effected or may effect as described below under “Use of Proceeds and Hedging”.

The following events will not be market disruption events:

  a limitation on the hours or number of days of trading in a basket stock on its primary market, but only if the limitation results from an announced change in the regular business hours of the primary market; and

  a decision to permanently discontinue trading in the option or futures contracts relating to a basket stock.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts relating to a basket stock, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in option or futures contracts relating to a basket stock, if available, in the primary market for those contracts, by reason of any of:

  a price change exceeding limits set by that market;

  an imbalance of orders relating to those contracts; or

  a disparity in bid and asked quotes relating to those contacts will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to a basket stock in the primary market for those contracts.

Antidilution Adjustments:

The share ratio of each basket stock is subject to adjustment by the calculation agent, during the period before the determination date for such basket stock, as a result of the dilution and reorganization adjustments described in this pricing supplement under “Additional Information—Antidilution Adjustments”. We describe the risks relating to dilution above under “Risk Factors—You have limited antidilution protection” on page P-7.

Calculation agent: Business day:

Wachovia Capital Markets, LLC

For purposes of this issuance, a business day means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York generally are authorized or obligated by law, regulation or executive order to close.

Trading day:

For purposes of this issuance, a trading day means a day, as determined by the calculation agent, on which trading is generally conducted on a primary exchange and in the over-the-counter market for equity securities in the United States.

Tax redemption:	No

Additional amounts payable:	No

Authorized denominations:	$1,000.00 and integral multiples of $1,000.00 in excess thereof

Form of notes:	Book-entry

Listing:	The notes will not be listed or displayed on any securities exchange or any electronic communications network.

Events of default and acceleration:

If a holder of a note accelerates the maturity of the notes upon an event of default under the indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be calculated as though the date of early repayment were the maturity date.

     The notes are not renewable notes, index linked notes or amortizing notes, each as described in the prospectus supplement. For United States Federal income tax purposes, the notes likely will be classified as contingent payment debt instruments and, as such, likely will be considered to be issued with original issue discount. See “Taxation in the United States” for a complete discussion of the tax consequences of the notes. There is no extension of maturity in connection with the notes.

     Capitalized terms used in this pricing supplement without definition have the meanings given to them in the accompanying prospectus supplement and prospectus.

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part. This pricing supplement, together with these documents, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying prospectus supplement dated February 5, 2007, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

     You may access the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007, on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000115697307000181/u51335fv3asr.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

ADDITIONAL INFORMATION

Antidilution Adjustments

     The share ratio of any basket stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect a basket stock and, consequently, the market value of your notes, such as a tender or exchange offer by a basket stock issuer for a basket stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of a basket stock. We describe the risks relating to dilution above under “Risk Factors—You have limited antidilution protection” on page P-7.

How adjustments will be made

     If one of the events described below occurs with respect to a basket stock before the determination date for such basket stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of that basket stock, the calculation agent will calculate a corresponding adjustment to the share ratio for that basket stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the share ratio for that basket stock will be adjusted by the calculation agent by multiplying the existing share ratio by a fraction whose numerator is the number of shares of the basket stock outstanding immediately after the stock split and whose denominator is the number of shares of the basket stock outstanding immediately prior to the stock split. Consequently, the share ratio will be adjusted to double the prior share ratio, due to the corresponding decrease in the market price of the basket stock.

     The calculation agent will also determine the effective date of that adjustment, and the replacement of a basket stock, if applicable, in the event of consolidation or merger or certain other events in respect of a basket stock issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the issuing and paying agent, stating the adjustment to the share ratio. The calculation agent will not be required to make any adjustments to a share ratio after the close of business on the determination date. In no event, however, will an antidilution adjustment to a share ratio during the term of the notes be deemed to change the principal amount per note.

     If more than one event requiring adjustment occurs with respect to a basket stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the share ratio for the second event, applying the required adjustment to the share ratio as already adjusted for the first event, and so on for any subsequent events.

     For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the share ratio unless the adjustment would result in a change to the share ratio then in effect of at least 0.1%. The share ratio resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

     If an event requiring an antidilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your notes that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to ensure an equitable result.

     The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

     No adjustments will be made for certain other events, such as offerings of common stock by a basket stock issuer for cash or in connection with the occurrence of a partial tender or exchange offer for a basket stock by a basket stock issuer. No adjustments will be made to a basket stock following the determination date for such basket stock.

     The following events are those that may require an antidilution adjustment of the share ratio:

  a subdivision, consolidation or reclassification of a basket stock or a distribution or dividend of a basket stock to existing holders of that basket stock by way of bonus, capitalization or similar issue;

  a distribution or dividend to existing holders of a basket stock of:

    shares of that basket stock,

    other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the basket stock issuer equally or proportionately with such payments to holders of that basket stock, or any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

  the declaration by a basket stock issuer of an extraordinary or special dividend or other distribution whether in cash or shares of that basket stock or other assets;

  a repurchase by a basket stock issuer of its common stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  any other similar event that may have a dilutive or concentrative effect on the market price of a basket stock; and

  a consolidation of a basket stock issuer with another company or merger of a basket stock issuer with another company.

Stock Splits and Reverse Stock Splits

     A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

     A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If a basket stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the share ratio for that basket stock to equal the product of the prior share ratio for that basket stock and the number of shares issued in such stock split or reverse stock split with respect to one share of that basket stock.

Stock Dividends

     In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

     If a basket stock is subject to a stock dividend payable in shares of such basket stock that is given ratably to all holders of shares of that basket stock, then once the dividend has become effective the calculation agent will adjust the share ratio for that basket stock on the ex-dividend date to equal the sum of the prior share ratio for that basket stock plus the product of:

  the number of shares issued with respect to one share of that basket stock, and the prior share ratio for that basket stock.

     The ex-dividend date for any dividend or other distribution is the first day on and after which such basket stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

     The share ratio will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to a basket stock, other than:

  stock dividends described above,

  issuances of transferable rights and warrants as described in “—Transferable Rights and Warrants” below,

  distributions that are spin-off events described in “—Reorganization Events” beginning on page P-18, and extraordinary dividends described below.

     An extraordinary dividend means each of (a) the full amount per share of a basket stock of any cash dividend or special dividend or distribution that is identified by a basket stock issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by a basket stock issuer as an extraordinary or special dividend or distribution) distributed per share of a basket stock over the immediately preceding cash dividend or other cash distribution, if any, per share of a basket stock that did not include an extraordinary dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this pricing supplement, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the closing price of that basket stock on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the basket stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such closing price, the base closing price) and (c) the full cash value of any non-cash dividend or distribution per share of a basket stock (excluding marketable securities, as defined below).

     If a basket stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the share ratio for that basket stock on the ex-dividend date to equal the product of:

  the prior share ratio for that basket stock, and

  a fraction, the numerator of which is the base closing price of that basket stock on the trading day preceding the ex- dividend date and the denominator of which is the amount by which the base closing price of that basket stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

     Notwithstanding anything herein, the initiation by a basket stock issuer of an ordinary dividend on a basket stock or any announced increase in the ordinary dividend on a basket stock will not constitute an extraordinary dividend requiring an adjustment.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, in its sole discretion. A distribution on a basket stock that is a dividend payable in shares of that basket stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of a basket stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

     If a basket stock issuer issues transferable rights or warrants to all holders of a basket stock to subscribe for or purchase that basket stock at an exercise price per share that is less than the closing price of that basket stock on the trading day before the ex-dividend date for the issuance, then the share ratio for that basket stock will be adjusted to equal the product of:

  the prior share ratio for that basket stock, and

  a fraction, (1) the numerator of which will be the number of shares of that basket stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of that basket stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of that basket stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of that basket stock (referred to herein as the additional shares) that the aggregate offering price of the total number of shares of that basket stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

  the product of (1) the total number of additional shares of that basket stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by the closing price of that basket stock on the trading day before the ex-dividend date for the issuance.

     If the number of shares of the basket stock actually delivered in respect of the rights or warrants differs from the number of shares of the basket stock offered in respect of the rights or warrants, then the share ratio for that basket stock will promptly be readjusted to the share ratio for that basket stock that would have been in effect had the adjustment been made on the basis of the number of shares of the basket stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event:

  a basket stock is reclassified or changed,

  a basket stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of the affected basket stock are exchanged for or converted into other property, a statutory share exchange involving outstanding shares of a basket stock and the securities of another entity occurs, other than as part of an event described above,

  a basket stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

  a basket stock issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or a basket stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of the affected basket stock.

Adjustments for Reorganization Events

     If a reorganization event occurs before the determination date for a basket stock, then the calculation agent will adjust the share ratio to reflect the amount and type of property or properties–whether cash, securities, other property or a combination thereof-that a prior holder of the number of shares of that basket stock represented by its investment in the securities would have been entitled to in relation to an amount of shares of that basket stock equal to what a holder of shares of that basket stock would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

     For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the distribution property. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of shares of the affected basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of shares of that basket stock that makes no election, as determined by the calculation agent in its sole discretion.

     If any reorganization event occurs, in each case as a result of which the holders of the affected basket stock receive any equity security listed on a national securities exchange which we refer to as a marketable security, other securities or other property, assets or cash, which we collectively refer to as exchange property, the amount payable upon exchange at maturity with respect to the principal amount of each security following the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) and any required adjustment to the share ratio will be determined in accordance with the following and, for purposes of certain calculations and determinations in respect of the securities, the term basket stock in this pricing supplement will be deemed to mean:

(a)	if the affected basket stock continues to be outstanding:

	(1)	that basket stock (if applicable, as reclassified upon the issuance of any tracking stock) at the share ratio in effect on the determination date for that basket stock (taking into account any adjustments for any distributions described under paragraph (a)(3) below); and

	(2)	for each marketable security received in such reorganization event, which we refer to as a new stock, including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for the basket stock, the product of (i) the number of shares of the new stock received with respect to one share of the basket stock, (ii) the share ratio for the basket stock on the trading day immediately prior to the effective date of the reorganization event, and (iii) the gross-up multiplier (as determined under paragraph (a)(3) below), if applicable (such product the new stock share ratio), as adjusted to the determination date for that basket stock; and

	(3)	for any cash and any other property or securities other than marketable securities received in such reorganization event (including equity securities listed on a non-U.S. securities exchange), which we refer to as non-stock exchange property, a number of shares of the basket stock, determined by the calculation agent at the close of trading on the trading day immediately prior to the effective date of such reorganization event, with an aggregate value equal to the share ratio in effect for the basket stock on such trading day multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the basket stock on such trading day and the denominator of which is the amount by which the closing price of the basket stock exceeds the value of the non-stock exchange property on such trading day (the result of such fraction the “gross-up multiplier”); and the number of such shares of the basket stock determined in accordance with this clause will be added at the time of such adjustment to the share ratio calculated under (1) above,

(b)	if the basket stock is surrendered for exchange property:

	(1)	that includes new stock (as defined above):

(i) the number of shares of the new stock received with respect to one share of the basket stock multiplied by the share ratio for the basket stock on the trading day immediately prior to the effective date of the reorganization event (the new stock share ratio), as adjusted to the determination date for that basket stock; and

(ii) for any non-stock exchange property (as defined above), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event with an aggregate value equal to (x) the new stock share ratio as calculated under (i) above (without taking into account the additional shares in this provision) multiplied by (y) a fraction, the numerator of which is the value on such trading day of the non-stock exchange property received per share of the basket stock and the denominator of which is the amount by which the closing price of the basket stock exceeds the value on such trading day of the non-stock exchange property received per share of the basket stock, or

	(2)	that consists exclusively of non-stock exchange property:

(i) if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (predecessor stock) in connection with such reorganization event (in either case of (A) or (B), the new stock), a number of shares of the new stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the share ratio in effect for the basket stock on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock exchange property per share of the basket stock on such trading day and the denominator of which is the closing price of the new stock (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the new stock received with respect to one share of the predecessor stock) or

(ii) if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a replacement stock event), the replacement stock (selected as defined below) with a value on the effective date of such reorganization event equal to the value of the non-stock exchange property multiplied by the share ratio in effect for the basket stock on the trading day immediately prior to the effective date of such reorganization event.

     If a reorganization event occurs with respect to the shares of a basket stock and the calculation agent adjusts the share ratio to reflect the distribution property in the event as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, comprising the new share ratio. The calculation agent will do so to the same extent that it would make adjustments if the shares of that basket stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of that basket stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of that basket stock.

     For example, if a basket stock issuer merges into another company and each share of the affected basket stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the shares of that basket stock will be adjusted to reflect two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the share ratio to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were shares of that basket stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares of that basket stock (with no interest adjustment).

     For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

     Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above, final basket parity for each note will be determined by reference to a replacement stock at the basket stock share ratio then in effect for such replacement stock as determined in accordance with the following paragraph.

     The replacement stock will be the stock having the closest “option period volatility” to the affected basket stock among the stocks that then comprise the applicable replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (SIC code) as the basket stock issuer (or, if no SIC Code has been assigned to the basket stock issuer, the applicable SIC Code pertaining to companies in the same industry as the basket stock issuer at the time of the relevant replacement stock event); provided, however, that a replacement stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Eksportfinans, our hedging counterparties or any of their affiliates that would materially limit the ability of Eksportfinans, our hedging counterparties or any of their affiliates to hedge the securities with respect to such stock. In the event that the replacement stock cannot be identified from the S&P 500 Index® by primary SIC code for which there is no trading restriction, the replacement stock will be selected by the calculation agent from the stocks within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC code for the basket stock issuer. Each replacement stock will be assigned a replacement stock multiplier equal to the number of shares of such replacement stock with a closing price on the effective date of such reorganization event equal to the product of (a) the value of the non-stock exchange property and (b) the share ratio in effect for the basket stock on the trading day immediately prior to the effective date of such reorganization event.

     The option period volatility means, in respect of any trading day, the volatility (calculated by referring to the closing price of the affected basket stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

     The replacement stock selection index means the S&P 500 Index®, unless otherwise specified in the applicable terms supplement.

Calculation agent

     We have initially appointed Wachovia Capital Markets, LLC as calculation agent for the purpose of determining final basket parity and for all calculations and determinations regarding the notes, including market disruption events and the amount we are obligated to pay with respect to the notes on the exchange settlement date. Unless there is manifest error, these determinations by the calculation agent shall be final and binding on us and the holders of the notes.

THE UNDERLYING BASKET

     The return on the notes is linked to the performance of an initially equally weighted basket of 30 common stocks, as shown in the table below.

	Basket Stock	Initial Weight	Initial Price	Share Ratio	Initial Value in Basket
1	ALTR	3.333333%	$ 19.167	1.7391	$33.33333
2	ADI	3.333333%	$ 24.976	1.3346	$33.33333
3	ABI	3.333333%	$ 33.044	1.0088	$33.33333
4	BBY	3.333333%	$ 34.085	0.9779	$33.33333
5	BIIB	3.333333%	$ 51.359	0.6490	$33.33333
6	BMC	3.333333%	$ 27.09	1.2305	$33.33333
7	BSX	3.333333%	$ 11.356	2.9353	$33.33333
8	CF	3.333333%	$ 58.308	0.5717	$33.33333
9	COP	3.333333%	$ 68.771	0.4847	$33.33333
10	DELL	3.333333%	$ 15.483	2.1529	$33.33333
11	DISH	3.333333%	$ 19.488	1.7105	$33.33333
12	EBAY	3.333333%	$ 19.631	1.6980	$33.33333
13	EXPE	3.333333%	$ 14.164	2.3534	$33.33333
14	XOM	3.333333%	$ 79.871	0.4173	$33.33333
15	FLR	3.333333%	$ 47.718	0.6985	$33.33333
16	FRX	3.333333%	$ 26.602	1.2530	$33.33333
17	GPS	3.333333%	$ 16.901	1.9723	$33.33333
18	HEW	3.333333%	$ 34.688	0.9609	$33.33333
19	IPG	3.333333%	$ 7.327	4.5494	$33.33333
20	IVGN	3.333333%	$ 35.546	0.9378	$33.33333
21	LTD	3.333333%	$ 16.141	2.0651	$33.33333
22	M	3.333333%	$ 15.473	2.1543	$33.33333
23	MA	3.333333%	$ 167.864	0.1986	$33.33333
24	MOS	3.333333%	$ 41.986	0.7939	$33.33333
25	NSM	3.333333%	$ 15.392	2.1656	$33.33333
26	NTAP	3.333333%	$ 16.422	2.0298	$33.33333
27	OXY	3.333333%	$ 63.405	0.5257	$33.33333
28	STX	3.333333%	$ 11.057	3.0147	$33.33333
29	VRSN	3.333333%	$ 23.705	1.4062	$33.33333
30	WDC	3.333333%	$ 19.666	1.6950	$33.33333
Total:		100.00%			$1,000.00

The Basket Stocks

     Provided below is a brief description of the basket stock issuers obtained from publicly available information published by the basket stock issuers. Information about the basket stocks may be obtained from other sources such as press releases, newspaper articles and other publicly disseminated documents, as well as from the basket stock issuer’s website. We do not make any representation or warranty as to the accuracy or completeness of any materials referred to below, including any filings made by the basket stock issuers with the SEC.

     The basket stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling

1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

     The tables below set forth the published intra-day high, low and closing prices of each of the basket stocks since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

     Any historical upward or downward trend in the price of any of the basket stocks during any period shown below is not an indication that the price of those basket stocks is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the basket stocks. The actual performance of the basket stocks over the life of the notes may bear little relation to the historical levels shown in the table below.

Description of Altera Corporation

ISIN: US0214411003
Relevant Exchange: The NASDAQ Stock Market LLC

Altera Corporation designs, manufactures, and markets: (1) programmable logic devices, or PLDs; (2) HardCopy® application-specific integrated circuit, or ASIC, devices; (3) pre-defined design building blocks known as intellectual property, or IP, cores; and (4) associated development tools. The Company was founded in 1983 and its common stock trades on the NASDAQ Global Market under the symbol ALTR. Information provided to or filed with the SEC by Altera Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-16617.

Historical Performance of Altera Corporation

The following table sets forth the published quarterly intra-day high, low and closing prices of the basket stock since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Altera Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 26.82	$ 19.32	$ 20.48
04/01/2004	06/30/2004	$ 25.50	$ 19.75	$ 22.16
07/01/2004	09/30/2004	$ 21.39	$ 17.75	$ 19.57
10/01/2004	12/31/2004	$ 24.04	$ 19.57	$ 20.70

01/01/2005	03/31/2005	$ 21.37	$ 17.88	$ 19.78
04/01/2005	06/30/2005	$ 22.60	$ 18.28	$ 19.80
07/01/2005	09/30/2005	$ 22.88	$ 18.49	$ 19.11
10/01/2005	12/31/2005	$ 19.69	$ 16.28	$ 18.53

01/01/2006	03/31/2006	$ 21.21	$ 18.44	$ 20.64
04/01/2006	06/30/2006	$ 22.03	$ 17.05	$ 17.55
07/01/2006	09/30/2006	$ 20.23	$ 15.76	$ 18.38
10/01/2006	12/31/2006	$ 20.65	$ 17.64	$ 19.68

01/01/2007	03/31/2007	$ 22.05	$ 19.60	$ 19.99
04/01/2007	06/30/2007	$ 24.04	$ 19.96	$ 22.13
07/02/2007	09/30/2007	$ 25.45	$ 22.65	$ 24.08
10/01/2007	12/31/2007	$ 24.86	$ 18.20	$ 19.32

01/01/2008	03/31/2008	$ 19.42	$ 16.78	$ 18.43
04/01/2008	06/30/2008	$ 23.86	$ 18.11	$ 20.70
07/01/2008	09/30/2008	$ 24.14	$ 19.01	$ 20.68
10/01/2008	10/03/2008	$ 20.23	$ 18.84	$ 18.84

Description of Analog Devices, Inc.

ISIN: US0326541051
Relevant Exchange: The New York Stock Exchange

Analog Devices, Inc. is a world leader in the design, manufacture and marketing of high-performance analog, mixed-signal and digital signal processing integrated circuits used in industrial, communication, computer and consumer applications. Since its inception in 1965, the Company has focused on solving the engineering challenges associated with signal processing in electronic equipment. Signal processing technology is a critical element of high-speed communications, digital entertainment, and other consumer, computer and industrial applications. The Company produces a wide range of products that are designed to meet the signal processing technology needs of a broad base of customers. Information provided to or filed with the SEC by Analog Devices, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07819.

Historical Performance of Analog Devices, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Analog Devices, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 51.39	$ 44.89	$ 48.01
04/01/2004	06/30/2004	$ 50.73	$ 42.30	$ 47.08
07/01/2004	09/30/2004	$ 44.85	$ 33.57	$ 38.78
10/01/2004	12/31/2004	$ 41.34	$ 36.08	$ 36.92

01/01/2005	03/31/2005	$ 38.05	$ 34.05	$ 36.14
04/01/2005	06/30/2005	$ 38.64	$ 32.84	$ 37.31
07/01/2005	09/30/2005	$ 41.32	$ 35.54	$ 37.14
10/01/2005	12/31/2005	$ 39.74	$ 32.48	$ 35.87

01/01/2006	03/31/2006	$ 40.91	$ 36.70	$ 38.29
04/01/2006	06/30/2006	$ 39.23	$ 31.26	$ 32.14
07/01/2006	09/30/2006	$ 32.50	$ 26.73	$ 29.39
10/01/2006	12/31/2006	$ 33.81	$ 29.14	$ 32.87

01/01/2007	03/31/2007	$ 36.95	$ 32.37	$ 34.49
04/01/2007	06/30/2007	$ 40.56	$ 34.36	$ 37.64
07/02/2007	09/30/2007	$ 39.82	$ 35.17	$ 36.16
10/01/2007	12/31/2007	$ 36.94	$ 30.36	$ 31.70

01/01/2008	03/31/2008	$ 30.37	$ 26.46	$ 29.52
04/01/2008	06/30/2008	$ 36.03	$ 29.85	$ 31.77
07/01/2008	09/30/2008	$ 32.86	$ 25.26	$ 26.35
10/01/2008	10/03/2008	$ 26.17	$ 24.64	$ 24.64

Description of Applied Biosystems Inc.

ISIN: US0381491002
Relevant Exchange: The New York Stock Exchange

Applied Biosystems, Inc. is a global leader in the development and marketing of instrument-based systems, consumables, software, and services for academic research, the life science industry, and commercial markets. The Company commercializes innovative technology solutions for DNA, RNA, protein, and small molecule analysis. The Company has a comprehensive service and field applications support team for a global installed base of high-performance genetic and protein analysis solutions. Information provided to or filed with the SEC by Applied Biosystems, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-04389.

Historical Performance of Applied Biosystems Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Applied Biosystems Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 23.82	$ 19.47	$ 19.78
04/01/2004	06/30/2004	$ 21.75	$ 18.24	$ 21.75
07/01/2004	09/30/2004	$ 21.64	$ 18.05	$ 18.87
10/01/2004	12/31/2004	$ 21.30	$ 18.67	$ 20.91

01/01/2005	03/31/2005	$ 21.01	$ 19.74	$ 19.74
04/01/2005	06/30/2005	$ 22.68	$ 19.31	$ 19.67
07/01/2005	09/30/2005	$ 23.37	$ 19.61	$ 23.24
10/01/2005	12/31/2005	$ 27.86	$ 22.61	$ 26.56

01/01/2006	03/31/2006	$ 28.96	$ 26.49	$ 27.14
04/01/2006	06/30/2006	$ 32.88	$ 26.63	$ 32.35
07/01/2006	09/30/2006	$ 33.39	$ 30.39	$ 33.11
10/01/2006	12/31/2006	$ 38.27	$ 32.70	$ 36.69

01/01/2007	03/31/2007	$ 36.56	$ 28.55	$ 29.57
04/01/2007	06/30/2007	$ 31.24	$ 27.99	$ 30.54
07/02/2007	09/30/2007	$ 34.79	$ 30.41	$ 34.64
10/01/2007	12/31/2007	$ 37.14	$ 32.91	$ 33.92

01/01/2008	03/31/2008	$ 34.65	$ 29.40	$ 32.86
04/01/2008	06/30/2008	$ 34.76	$ 29.52	$ 33.48
07/01/2008	09/30/2008	$ 37.10	$ 33.03	$ 34.25
10/01/2008	10/03/2008	$ 33.65	$ 32.62	$ 32.62

Description of Best Buy Co., Inc.

ISIN: US0380201030
Relevant Exchange: The New York Stock Exchange

Best Buy, Inc. is a specialty retailer of consumer electronics, home office products, entertainment software, appliances and related services. The Company operates retail stores and Web sites under the brand names Best Buy, Five Star, Future Shop, Geek Squad, Magnolia Audio Video, Pacific Sales Kitchen and Bath Centers and Speakeasy. Information provided to or filed with the SEC by Best Buy, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-09595.

Historical Performance of Best Buy Co., Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Best Buy Co., Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 36.37	$ 30.41	$ 34.48
04/01/2004	06/30/2004	$ 37.16	$ 33.27	$ 33.83
07/01/2004	09/30/2004	$ 36.67	$ 29.51	$ 36.16
10/01/2004	12/31/2004	$ 41.33	$ 36.17	$ 39.61

01/01/2005	03/31/2005	$ 39.52	$ 34.25	$ 36.01
04/01/2005	06/30/2005	$ 46.21	$ 32.31	$ 45.70
07/01/2005	09/30/2005	$ 52.31	$ 41.00	$ 43.53
10/01/2005	12/31/2005	$ 50.63	$ 40.93	$ 43.48

01/01/2006	03/31/2006	$ 57.00	$ 43.50	$ 55.93
04/01/2006	06/30/2006	$ 58.72	$ 49.03	$ 54.84
07/01/2006	09/30/2006	$ 55.53	$ 43.96	$ 53.56
10/01/2006	12/31/2006	$ 58.15	$ 48.36	$ 49.19

01/01/2007	03/31/2007	$ 51.19	$ 45.63	$ 48.72
04/01/2007	06/30/2007	$ 49.13	$ 44.43	$ 46.67
07/02/2007	09/30/2007	$ 48.35	$ 42.69	$ 46.02
10/01/2007	12/31/2007	$ 53.38	$ 45.02	$ 52.65

01/01/2008	03/31/2008	$ 51.22	$ 39.43	$ 41.46
04/01/2008	06/30/2008	$ 47.52	$ 39.60	$ 39.60
07/01/2008	09/30/2008	$ 46.93	$ 36.58	$ 37.50
10/01/2008	10/03/2008	$ 36.52	$ 33.68	$ 33.68

Description of Biogen Idec Inc.

ISIN: US09062X1037
Relevant Exchange: The NASDAQ Stock Market LLC

Biogen Idec, Inc. creates new standards of care in therapeutic areas with high unmet medical needs. Biogen Idec is a global leader in the development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as multiple sclerosis, lymphoma and rheumatoid arthritis. Information provided to or filed with the SEC by Biogen Idec, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-19311.

Historical Performance of Biogen Idec Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Biogen Idec Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 59.21	$ 36.94	$ 55.60
04/01/2004	06/30/2004	$ 63.54	$ 55.03	$ 63.25
07/01/2004	09/30/2004	$ 62.77	$ 53.83	$ 61.17
10/01/2004	12/31/2004	$ 67.92	$ 55.34	$ 66.61

01/01/2005	03/31/2005	$ 67.80	$ 34.51	$ 34.51
04/01/2005	06/30/2005	$ 39.95	$ 33.35	$ 34.45
07/01/2005	09/30/2005	$ 42.80	$ 34.08	$ 39.48
10/01/2005	12/31/2005	$ 45.52	$ 35.94	$ 45.28

01/01/2006	03/31/2006	$ 50.10	$ 43.61	$ 47.10
04/01/2006	06/30/2006	$ 48.12	$ 44.05	$ 46.32
07/01/2006	09/30/2006	$ 47.04	$ 40.73	$ 44.68
10/01/2006	12/31/2006	$ 52.26	$ 43.91	$ 49.19

01/01/2007	03/31/2007	$ 51.90	$ 43.13	$ 44.38
04/01/2007	06/30/2007	$ 53.57	$ 43.68	$ 53.50
07/02/2007	09/30/2007	$ 68.45	$ 53.81	$ 66.33
10/01/2007	12/31/2007	$ 82.51	$ 55.50	$ 56.92

01/01/2008	03/31/2008	$ 63.29	$ 54.74	$ 61.69
04/01/2008	06/30/2008	$ 66.43	$ 55.89	$ 55.89
07/01/2008	09/30/2008	$ 71.38	$ 45.37	$ 50.29
10/01/2008	10/03/2008	$ 50.50	$ 49.59	$ 50.50

Description of BMC Software, Inc.

ISIN: US0559211000
Relevant Exchange: The New York Stock Exchange

BMC Software, Inc. is one of the world’s largest software vendors. The Company provides system and service management solutions primarily for large enterprises. The Company’s extensive portfolio of software solutions spans enterprise systems, applications, databases and IT process management. The Company also provides maintenance and support for the Company’s products and perform software implementation, integration and education services for the Company’s customers. The Company was organized as a Texas corporation in 1980 and was reincorporated in Delaware in July 1988. Information provided to or filed with the SEC by BMC Software, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-16393.

Historical Performance of BMC Software, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of BMC Software, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 21.60	$ 18.15	$ 19.55
04/01/2004	06/30/2004	$ 20.37	$ 16.61	$ 18.50
07/01/2004	09/30/2004	$ 18.09	$ 13.79	$ 15.81
10/01/2004	12/31/2004	$ 19.34	$ 16.46	$ 18.60

01/01/2005	03/31/2005	$ 18.10	$ 14.95	$ 15.00
04/01/2005	06/30/2005	$ 18.43	$ 14.60	$ 17.95
07/01/2005	09/30/2005	$ 21.45	$ 18.16	$ 21.10
10/01/2005	12/31/2005	$ 21.11	$ 18.50	$ 20.49

01/01/2006	03/31/2006	$ 23.07	$ 21.01	$ 21.66
04/01/2006	06/30/2006	$ 23.90	$ 20.15	$ 23.90
07/01/2006	09/30/2006	$ 27.88	$ 22.39	$ 27.22
10/01/2006	12/31/2006	$ 33.18	$ 26.51	$ 32.20

01/01/2007	03/31/2007	$ 36.22	$ 29.95	$ 30.79
04/01/2007	06/30/2007	$ 33.40	$ 29.95	$ 30.30
07/02/2007	09/30/2007	$ 31.94	$ 26.40	$ 31.23
10/01/2007	12/31/2007	$ 36.74	$ 31.31	$ 35.64

01/01/2008	03/31/2008	$ 34.95	$ 30.05	$ 32.52
04/01/2008	06/30/2008	$ 40.40	$ 30.17	$ 36.00
07/01/2008	09/30/2008	$ 36.99	$ 27.85	$ 28.63
10/01/2008	10/03/2008	$ 28.91	$ 26.60	$ 26.60

Description of Boston Scientific Corporation

ISIN: US1011371077
Relevant Exchange: The New York Stock Exchange

Boston Scientific Corporation is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Information provided to or filed with the SEC by Boston Scientific Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-11083.

Historical Performance of Boston Scientific Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Boston Scientific Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 44.12	$ 35.86	$ 42.38
04/01/2004	06/30/2004	$ 45.81	$ 37.32	$ 42.80
07/01/2004	09/30/2004	$ 42.70	$ 32.12	$ 39.73
10/01/2004	12/31/2004	$ 39.46	$ 33.36	$ 35.55

01/01/2005	03/31/2005	$ 35.19	$ 28.67	$ 29.29
04/01/2005	06/30/2005	$ 30.80	$ 27.00	$ 27.00
07/01/2005	09/30/2005	$ 28.95	$ 23.05	$ 23.37
10/01/2005	12/31/2005	$ 27.33	$ 22.95	$ 24.49

01/01/2006	03/31/2006	$ 26.48	$ 20.90	$ 23.05
04/01/2006	06/30/2006	$ 23.30	$ 16.65	$ 16.84
07/01/2006	09/30/2006	$ 17.75	$ 14.77	$ 14.79
10/01/2006	12/31/2006	$ 17.18	$ 14.65	$ 17.18

01/01/2007	03/31/2007	$ 18.59	$ 14.22	$ 14.54
04/01/2007	06/30/2007	$ 16.67	$ 14.59	$ 15.34
07/02/2007	09/30/2007	$ 15.72	$ 12.16	$ 13.95
10/01/2007	12/31/2007	$ 15.03	$ 11.47	$ 11.63

01/01/2008	03/31/2008	$ 13.21	$ 10.98	$ 12.87
04/01/2008	06/30/2008	$ 14.11	$ 12.23	$ 12.29
07/01/2008	09/30/2008	$ 13.89	$ 11.75	$ 12.27
10/01/2008	10/03/2008	$ 11.47	$ 11.05	$ 11.05

Description of CF Industries Holdings, Inc.

ISIN: US1252691001
Relevant Exchange: The New York Stock Exchange

CF Industries Holdings, Inc. is one of the largest manufacturers and distributors of nitrogen and phosphate fertilizer products in North America. The Company’s operations are organized into two business segments: the nitrogen fertilizer business and the phosphate fertilizer business. The Company’s principal products in the nitrogen fertilizer business are ammonia, urea and urea ammonium nitrate solution. The Company’s principal products in the phosphate fertilizer business are diammonium phosphate and monoammonium phosphate. The Company’s core market and distribution facilities are concentrated in the midwestern U.S. grain-producing states. Information provided to or filed with the SEC by CF Industries Holdings, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32597.

Historical Performance of CF Industries Holdings, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of CF Industries Holdings, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$0.00	$0.00	#N/A
04/01/2004	06/30/2004	$0.00	$0.00	#N/A
07/01/2004	09/30/2004	$0.00	$0.00	#N/A
10/01/2004	12/31/2004	$0.00	$0.00	#N/A

01/01/2005	03/31/2005	$0.00	$0.00	#N/A
04/01/2005	06/30/2005	$0.00	$0.00	#N/A
07/01/2005	09/30/2005	$ 17.93	$ 14.51	$ 14.81
10/01/2005	12/31/2005	$ 15.82	$ 11.30	$ 15.25

01/01/2006	03/31/2006	$ 18.45	$ 15.30	$ 16.99
04/01/2006	06/30/2006	$ 18.75	$ 13.38	$ 14.26
07/01/2006	09/30/2006	$ 17.29	$ 13.04	$ 17.07
10/01/2006	12/31/2006	$ 26.39	$ 17.52	$ 25.64

01/01/2007	03/31/2007	$ 43.18	$ 26.42	$ 38.55
04/01/2007	06/30/2007	$ 60.57	$ 38.50	$ 59.89
07/02/2007	09/30/2007	$ 75.92	$ 48.90	$ 75.91
10/01/2007	12/31/2007	$ 116.56	$ 69.14	$ 110.06

01/01/2008	03/31/2008	$ 130.99	$ 90.25	$ 103.62
04/01/2008	06/30/2008	$ 169.62	$ 105.89	$ 152.80
07/01/2008	09/30/2008	$ 166.61	$ 83.93	$ 91.46
10/01/2008	10/03/2008	$ 88.64	$ 56.48	$ 56.48

Description of ConocoPhillips

ISIN: US20825C1045
Relevant Exchange: The New York Stock Exchange

ConocoPhillips is an international, integrated energy company. The Company’s business is organized into six operating segments: Exploration and Production, Midstream, Refining and Marketing, LUKOIL Investment, Chemicals and Emerging Businesses. Information provided to or filed with the SEC by ConocoPhillips pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32395.

Historical Performance of ConocoPhillips

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of ConocoPhillips

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 35.32	$ 32.39	$ 34.91
04/01/2004	06/30/2004	$ 39.32	$ 34.35	$ 38.15
07/01/2004	09/30/2004	$ 41.61	$ 36.03	$ 41.43
10/01/2004	12/31/2004	$ 45.50	$ 41.00	$ 43.42

01/01/2005	03/31/2005	$ 56.16	$ 41.78	$ 53.92
04/01/2005	06/30/2005	$ 60.68	$ 48.39	$ 57.49
07/01/2005	09/30/2005	$ 70.91	$ 59.10	$ 69.91
10/01/2005	12/31/2005	$ 68.96	$ 57.35	$ 58.18

01/01/2006	03/31/2006	$ 65.25	$ 58.67	$ 63.15
04/01/2006	06/30/2006	$ 72.50	$ 57.91	$ 65.53
07/01/2006	09/30/2006	$ 69.03	$ 57.25	$ 59.53
10/01/2006	12/31/2006	$ 73.07	$ 56.03	$ 71.95

01/01/2007	03/31/2007	$ 69.56	$ 61.82	$ 68.35
04/01/2007	06/30/2007	$ 80.69	$ 67.74	$ 78.50
07/02/2007	09/30/2007	$ 90.17	$ 77.28	$ 87.77
10/01/2007	12/31/2007	$ 89.13	$ 76.06	$ 88.30

01/01/2008	03/31/2008	$ 88.25	$ 71.18	$ 76.21
04/01/2008	06/30/2008	$ 95.78	$ 77.72	$ 94.39
07/01/2008	09/30/2008	$ 94.44	$ 68.31	$ 73.25
10/01/2008	10/03/2008	$ 70.70	$ 66.14	$ 66.14

Description of Dell Inc.

ISIN: US24702R1014
Relevant Exchange: The NASDAQ Stock Market LLC

Dell, Inc. is a leading technology company, which offers a broad range of product categories, including desktop PCs, servers and networking products, storage, mobility products, software and peripherals, and services. Information provided to or filed with the SEC by Dell, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-17017.

Historical Performance of Dell Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Dell Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 35.97	$ 31.20	$ 33.62
04/01/2004	06/30/2004	$ 36.66	$ 34.03	$ 35.82
07/01/2004	09/30/2004	$ 36.18	$ 33.12	$ 35.60
10/01/2004	12/31/2004	$ 42.38	$ 34.25	$ 42.14

01/01/2005	03/31/2005	$ 41.79	$ 38.04	$ 38.42
04/01/2005	06/30/2005	$ 40.77	$ 34.83	$ 39.46
07/01/2005	09/30/2005	$ 41.54	$ 33.36	$ 34.20
10/01/2005	12/31/2005	$ 33.97	$ 29.02	$ 29.95

01/01/2006	03/31/2006	$ 32.00	$ 28.90	$ 29.76
04/01/2006	06/30/2006	$ 29.85	$ 23.63	$ 24.46
07/01/2006	09/30/2006	$ 24.59	$ 19.91	$ 22.84
10/01/2006	12/31/2006	$ 27.62	$ 22.70	$ 25.09

01/01/2007	03/31/2007	$ 27.26	$ 21.79	$ 23.21
04/01/2007	06/30/2007	$ 28.55	$ 23.02	$ 28.55
07/02/2007	09/30/2007	$ 29.34	$ 25.93	$ 27.60
10/01/2007	12/31/2007	$ 30.60	$ 23.57	$ 24.51

01/01/2008	03/31/2008	$ 24.39	$ 19.07	$ 19.92
04/01/2008	06/30/2008	$ 24.45	$ 18.24	$ 21.88
07/01/2008	09/30/2008	$ 25.63	$ 15.41	$ 16.48
10/01/2008	10/03/2008	$ 16.15	$ 15.25	$ 15.25

Description of DISH Network Corporation

ISIN: US25470M1099
Relevant Exchange: The NASDAQ Stock Market LLC

DISH Network Corporation, is a leading provider of satellite delivered digital television to customers across the United States. DISH Network services include hundreds of video, audio and data channels, interactive television channels, digital video recording, high definition television, international programming, professional installation and 24-hour customer service. Information provided to or filed with the SEC by DISH Network Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-26176.

Historical Performance of DISH Network Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of DISH Network Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 35.40	$ 29.17	$ 29.48
04/01/2004	06/30/2004	$ 31.19	$ 26.59	$ 27.68
07/01/2004	09/30/2004	$ 28.71	$ 24.54	$ 28.01
10/01/2004	12/31/2004	$ 30.85	$ 27.02	$ 29.93

01/01/2005	03/31/2005	$ 29.81	$ 25.48	$ 26.33
04/01/2005	06/30/2005	$ 27.28	$ 25.14	$ 27.15
07/01/2005	09/30/2005	$ 28.90	$ 25.75	$ 26.62
10/01/2005	12/31/2005	$ 26.64	$ 22.07	$ 24.47

01/01/2006	03/31/2006	$ 26.99	$ 24.48	$ 26.89
04/01/2006	06/30/2006	$ 29.03	$ 26.87	$ 27.73
07/01/2006	09/30/2006	$ 31.90	$ 27.02	$ 29.47
10/01/2006	12/31/2006	$ 34.61	$ 28.87	$ 34.23

01/01/2007	03/31/2007	$ 39.99	$ 34.40	$ 39.09
04/01/2007	06/30/2007	$ 44.61	$ 38.61	$ 39.04
07/02/2007	09/30/2007	$ 42.14	$ 34.21	$ 42.14
10/01/2007	12/31/2007	$ 45.98	$ 33.10	$ 33.95

01/01/2008	03/31/2008	$ 33.48	$ 26.64	$ 28.73
04/01/2008	06/30/2008	$ 35.66	$ 29.09	$ 29.28
07/01/2008	09/30/2008	$ 31.57	$ 19.97	$ 21.00
10/01/2008	10/03/2008	$ 20.69	$ 18.80	$ 18.80

Description of eBay Inc.

ISIN: US2786421030
Relevant Exchange: The NASDAQ Stock Market LLC

eBay, Inc. provides online marketplaces for the sale of goods and services as well as other online commerce, or ecommerce, platforms, online payments services and online communications offerings to a diverse community of individuals and businesses. The Company has three operating segments: Marketplaces, Payments and Communications. The wide array of websites that comprise the Company’s Marketplaces segment brings together millions of buyers and sellers every day on a local, national and international basis. The Company’s Payments segment, which consists of PayPal, enables individuals and businesses to securely, easily and quickly send and receive payments online. The Company’s Communications segment, which consists of Skype, enables VoIP communications between Skype users and provides low-cost connectivity to traditional fixed-line and mobile telephones. Information provided to or filed with the SEC by eBay, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-24821.

Historical Performance of eBay Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of eBay Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 35.05	$ 31.50	$ 34.64
04/01/2004	06/30/2004	$ 46.41	$ 36.13	$ 45.98
07/01/2004	09/30/2004	$ 47.21	$ 36.49	$ 45.97
10/01/2004	12/31/2004	$ 58.89	$ 45.68	$ 58.17

01/01/2005	03/31/2005	$ 57.06	$ 35.01	$ 37.26
04/01/2005	06/30/2005	$ 39.12	$ 31.14	$ 33.01
07/01/2005	09/30/2005	$ 44.75	$ 32.88	$ 41.20
10/01/2005	12/31/2005	$ 46.75	$ 37.84	$ 43.22

01/01/2006	03/31/2006	$ 46.77	$ 37.15	$ 39.00
04/01/2006	06/30/2006	$ 40.35	$ 28.25	$ 29.29
07/01/2006	09/30/2006	$ 29.20	$ 22.99	$ 28.36
10/01/2006	12/31/2006	$ 33.92	$ 27.47	$ 30.07

01/01/2007	03/31/2007	$ 33.99	$ 28.62	$ 33.15
04/01/2007	06/30/2007	$ 35.20	$ 30.61	$ 32.18
07/02/2007	09/30/2007	$ 39.27	$ 32.15	$ 39.02
10/01/2007	12/31/2007	$ 40.60	$ 31.00	$ 33.19

01/01/2008	03/31/2008	$ 32.84	$ 25.72	$ 29.84
04/01/2008	06/30/2008	$ 32.94	$ 27.33	$ 27.33
07/01/2008	09/30/2008	$ 28.65	$ 19.95	$ 22.38
10/01/2008	10/03/2008	$ 20.85	$ 18.94	$ 18.94

Description of Expedia, Inc.

ISIN: US30212P1057
Relevant Exchange: The NASDAQ Stock Market LLC

Expedia, Inc. is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. The Company has created a global travel marketplace used by a broad range of leisure and corporate travelers, offline retail travel agents and travel service providers. The Company makes available, on a stand-alone and package basis, travel products and services provided by numerous airlines, lodging properties, car rental companies, destination service providers, cruise lines and other travel product and service companies. The Company also offers travel and non-travel advertisers access to a potential source of incremental traffic and transactions through the Company’s various media and advertising offerings on both the TripAdvisor Media Network and on the Company’s transaction-based websites. Information provided to or filed with the SEC by Expedia, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-27429.

Historical Performance of Expedia, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Expedia, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$0.00	$0.00	#N/A
04/01/2004	06/30/2004	$0.00	$0.00	#N/A
07/01/2004	09/30/2004	$0.00	$0.00	#N/A
10/01/2004	12/31/2004	$0.00	$0.00	#N/A

01/01/2005	03/31/2005	$0.00	$0.00	#N/A
04/01/2005	06/30/2005	$0.00	$0.00	#N/A
07/01/2005	09/30/2005	$ 24.86	$ 19.73	$ 19.81
10/01/2005	12/31/2005	$ 26.10	$ 18.74	$ 23.96

01/01/2006	03/31/2006	$ 26.31	$ 17.62	$ 20.27
04/01/2006	06/30/2006	$ 20.43	$ 13.57	$ 14.99
07/01/2006	09/30/2006	$ 16.94	$ 13.05	$ 15.68
10/01/2006	12/31/2006	$ 21.02	$ 15.63	$ 20.98

01/01/2007	03/31/2007	$ 23.18	$ 20.37	$ 23.18
04/01/2007	06/30/2007	$ 29.49	$ 22.85	$ 29.29
07/02/2007	09/30/2007	$ 31.98	$ 25.75	$ 31.88
10/01/2007	12/31/2007	$ 35.04	$ 27.58	$ 31.62

01/01/2008	03/31/2008	$ 30.56	$ 20.48	$ 21.89
04/01/2008	06/30/2008	$ 25.26	$ 18.38	$ 18.38
07/01/2008	09/30/2008	$ 20.11	$ 13.71	$ 15.11
10/01/2008	10/03/2008	$ 14.95	$ 13.61	$ 13.61

Description of Exxon Mobil Corporation

ISIN: US30231G1022
Relevant Exchange: The New York Stock Exchange

Exxon Mobil Corporation was incorporated in the State of New Jersey in 1882. The Company operates or market products in the United States and most other countries of the world. Their principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. ExxonMobil is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. ExxonMobil also has interests in electric power generation facilities. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses. Information provided to or filed with the SEC by Exxon Mobil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-02256.

Historical Performance of Exxon Mobil Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Exxon Mobil Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 42.78	$ 40.10	$ 41.59
04/01/2004	06/30/2004	$ 45.46	$ 41.52	$ 44.41
07/01/2004	09/30/2004	$ 49.49	$ 44.36	$ 48.33
10/01/2004	12/31/2004	$ 51.97	$ 48.31	$ 51.26

01/01/2005	03/31/2005	$ 63.57	$ 49.49	$ 59.60
04/01/2005	06/30/2005	$ 60.90	$ 53.35	$ 57.47
07/01/2005	09/30/2005	$ 64.98	$ 57.89	$ 63.54
10/01/2005	12/31/2005	$ 62.49	$ 55.20	$ 56.17

01/01/2006	03/31/2006	$ 63.11	$ 58.28	$ 60.86
04/01/2006	06/30/2006	$ 65.00	$ 56.65	$ 61.35
07/01/2006	09/30/2006	$ 70.72	$ 62.15	$ 67.10
10/01/2006	12/31/2006	$ 78.73	$ 65.41	$ 76.63

01/01/2007	03/31/2007	$ 76.24	$ 69.86	$ 75.45
04/01/2007	06/30/2007	$ 86.36	$ 76.16	$ 83.88
07/02/2007	09/30/2007	$ 93.44	$ 80.67	$ 92.56
10/01/2007	12/31/2007	$ 95.05	$ 84.11	$ 93.69

01/01/2008	03/31/2008	$ 93.83	$ 81.44	$ 84.58
04/01/2008	06/30/2008	$ 94.56	$ 84.91	$ 88.13
07/01/2008	09/30/2008	$ 88.35	$ 73.25	$ 77.66
10/01/2008	10/03/2008	$ 78.58	$ 77.50	$ 77.94

Description of Fluor Corporation

ISIN: US3434121022
Relevant Exchange: The New York Stock Exchange

Fluor Corporation is one of the largest professional services firms, providing engineering, procurement and construction management and project management services on a global basis. The Company serves a diverse set of industries worldwide including oil and gas, chemical and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. The Company is also a primary service provider to the United States federal government. The Company performs operations and maintenance activities for major industrial clients and, in some cases, operate and maintain their equipment fleet. The Company’s business is aligned into five principal operating segments: Oil & Gas, Industrial & Infrastructure, Government, Global Services and Power. Fluor Constructors International, Inc., which is organized and operates separately from the Company’s business segments, provides unionized management and construction services in the United States and Canada, both independently and as a subcontractor on projects in each of the Company’s segments. Information provided to or filed with the SEC by Fluor Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-16129.

Historical Performance of Fluor Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Fluor Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 20.67	$ 18.49	$ 19.35
04/01/2004	06/30/2004	$ 23.84	$ 18.42	$ 23.84
07/01/2004	09/30/2004	$ 23.43	$ 20.83	$ 22.26
10/01/2004	12/31/2004	$ 27.27	$ 21.61	$ 27.26

01/01/2005	03/31/2005	$ 31.63	$ 25.19	$ 27.72
04/01/2005	06/30/2005	$ 30.74	$ 25.72	$ 28.80
07/01/2005	09/30/2005	$ 32.58	$ 28.70	$ 32.19
10/01/2005	12/31/2005	$ 39.08	$ 29.34	$ 38.63

01/01/2006	03/31/2006	$ 44.04	$ 38.38	$ 42.90
04/01/2006	06/30/2006	$ 50.98	$ 41.15	$ 46.47
07/01/2006	09/30/2006	$ 47.34	$ 37.57	$ 38.45
10/01/2006	12/31/2006	$ 43.68	$ 37.20	$ 40.83

01/01/2007	03/31/2007	$ 46.78	$ 37.96	$ 44.86
04/01/2007	06/30/2007	$ 55.69	$ 45.03	$ 55.69
07/02/2007	09/30/2007	$ 72.26	$ 56.63	$ 71.99
10/01/2007	12/31/2007	$ 84.05	$ 64.37	$ 72.86

01/01/2008	03/31/2008	$ 75.78	$ 53.50	$ 70.58
04/01/2008	06/30/2008	$ 98.64	$ 74.15	$ 93.04
07/01/2008	09/30/2008	$ 95.71	$ 48.72	$ 55.70
10/01/2008	10/03/2008	$ 52.22	$ 44.88	$ 46.76

Description of Forest Laboratories, Inc.

ISIN: US3458381064
Relevant Exchange: The New York Stock Exchange

Forest Laboratories, Inc. and its subsidiaries develop, manufacture and sell both branded and generic forms of ethical drug products which require a physician’s prescription, as well as non-prescription pharmaceutical products sold over-the-counter. The Company’s most important United States products consist of branded ethical drug specialties marketed directly to physicians by the Company’s Forest Pharmaceuticals, Forest Therapeutics, Forest Healthcare, Forest Ethicare and Forest Specialty Sales sales forces. Information provided to or filed with the SEC by Forest Laboratories, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-05438.

Historical Performance of Forest Laboratories, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Forest Laboratories, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 77.59	$ 61.71	$ 71.62
04/01/2004	06/30/2004	$ 75.20	$ 56.63	$ 56.63
07/01/2004	09/30/2004	$ 57.21	$ 41.98	$ 44.96
10/01/2004	12/31/2004	$ 47.52	$ 36.80	$ 44.86

01/01/2005	03/31/2005	$ 44.20	$ 36.47	$ 36.95
04/01/2005	06/30/2005	$ 40.64	$ 32.93	$ 38.85
07/01/2005	09/30/2005	$ 44.84	$ 38.50	$ 38.97
10/01/2005	12/31/2005	$ 41.79	$ 35.26	$ 40.68

01/01/2006	03/31/2006	$ 47.93	$ 39.96	$ 44.63
04/01/2006	06/30/2006	$ 44.68	$ 36.29	$ 38.69
07/01/2006	09/30/2006	$ 51.01	$ 38.38	$ 50.61
10/01/2006	12/31/2006	$ 53.14	$ 46.81	$ 50.60

01/01/2007	03/31/2007	$ 57.84	$ 50.20	$ 51.44
04/01/2007	06/30/2007	$ 55.25	$ 44.90	$ 45.65
07/02/2007	09/30/2007	$ 46.99	$ 35.99	$ 37.29
10/01/2007	12/31/2007	$ 40.38	$ 35.44	$ 36.45

01/01/2008	03/31/2008	$ 42.52	$ 35.51	$ 40.01
04/01/2008	06/30/2008	$ 41.13	$ 31.95	$ 34.74
07/01/2008	09/30/2008	$ 38.71	$ 26.79	$ 28.28
10/01/2008	10/03/2008	$ 27.58	$ 26.27	$ 26.27

Description of The Gap, Inc.

ISIN: US3647601083
Relevant Exchange: The New York Stock Exchange

The Gap is a global specialty retailer operating retail and online stores selling casual apparel, accessories, and personal care products for men, women and children under the Gap, Old Navy, Banana Republic, and Piperlime brands. The Company operates stores in the United States, Canada, the United Kingdom, France, Ireland, and Japan. The Company also has franchise agreements with unaffiliated franchisees to operate Gap and Banana Republic stores in Asia, Europe and the Middle East. Information provided to or filed with the SEC by The Gap, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07562.

Historical Performance of The Gap, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of The Gap, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 23.10	$ 18.40	$ 21.92
04/01/2004	06/30/2004	$ 25.66	$ 21.70	$ 24.25
07/01/2004	09/30/2004	$ 24.52	$ 18.65	$ 18.65
10/01/2004	12/31/2004	$ 23.60	$ 18.95	$ 21.12

01/01/2005	03/31/2005	$ 22.58	$ 20.65	$ 21.84
04/01/2005	06/30/2005	$ 21.90	$ 19.55	$ 19.75
07/01/2005	09/30/2005	$ 21.76	$ 17.02	$ 17.43
10/01/2005	12/31/2005	$ 18.53	$ 16.00	$ 17.64

01/01/2006	03/31/2006	$ 19.14	$ 16.90	$ 18.68
04/01/2006	06/30/2006	$ 18.70	$ 16.89	$ 17.40
07/01/2006	09/30/2006	$ 19.17	$ 16.22	$ 18.95
10/01/2006	12/31/2006	$ 21.09	$ 18.68	$ 19.50

01/01/2007	03/31/2007	$ 20.51	$ 17.21	$ 17.21
04/01/2007	06/30/2007	$ 19.46	$ 17.35	$ 19.10
07/02/2007	09/30/2007	$ 19.26	$ 15.66	$ 18.44
10/01/2007	12/31/2007	$ 21.87	$ 17.75	$ 21.28

01/01/2008	03/31/2008	$ 21.37	$ 17.02	$ 19.68
04/01/2008	06/30/2008	$ 20.42	$ 16.66	$ 16.67
07/01/2008	09/30/2008	$ 19.97	$ 15.25	$ 17.78
10/01/2008	10/03/2008	$ 17.64	$ 16.83	$ 16.83

Description of Hewitt Associates, Inc.

ISIN: US42822Q1004
Relevant Exchange: The New York Stock Exchange

Hewitt Associates, Inc. is a leading global provider of human resource benefits, outsourcing and consulting services, with more than 23,000 employees based in 33 countries. The Company helps its clients generate greater value from their employees by helping them address challenges presented by their people, workforce performance, and human resources operations.

The Company’s three business segments, Benefits Outsourcing, Human Resource Business Process Outsourcing and Consulting, help clients develop, implement, and deliver strategies and programs that ensure effective human resources business process design, administration, and technologies as well as help manage the complex human elements necessary to acquire, develop, motivate, and retain the talent required to meet business objectives. Information provided to or filed with the SEC by Hewitt Associates, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-31351.

Historical Performance of Hewitt Associates, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Hewitt Associates, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 35.53	$ 29.55	$ 32.01
04/01/2004	06/30/2004	$ 32.60	$ 27.25	$ 27.50
07/01/2004	09/30/2004	$ 27.54	$ 24.50	$ 26.46
10/01/2004	12/31/2004	$ 32.27	$ 25.80	$ 32.01

01/01/2005	03/31/2005	$ 31.28	$ 26.58	$ 26.60
04/01/2005	06/30/2005	$ 27.95	$ 24.15	$ 26.51
07/01/2005	09/30/2005	$ 29.14	$ 26.48	$ 27.28
10/01/2005	12/31/2005	$ 28.01	$ 24.97	$ 28.01

01/01/2006	03/31/2006	$ 29.74	$ 25.28	$ 29.74
04/01/2006	06/30/2006	$ 30.17	$ 20.64	$ 22.48
07/01/2006	09/30/2006	$ 24.26	$ 20.20	$ 24.26
10/01/2006	12/31/2006	$ 25.90	$ 23.80	$ 25.75

01/01/2007	03/31/2007	$ 30.68	$ 25.76	$ 29.23
04/01/2007	06/30/2007	$ 32.13	$ 28.94	$ 32.00
07/02/2007	09/30/2007	$ 35.05	$ 29.65	$ 35.05
10/01/2007	12/31/2007	$ 38.70	$ 33.76	$ 38.29

01/01/2008	03/31/2008	$ 40.20	$ 34.17	$ 39.77
04/01/2008	06/30/2008	$ 41.90	$ 37.42	$ 38.33
07/01/2008	09/30/2008	$ 41.94	$ 35.22	$ 36.44
10/01/2008	10/03/2008	$ 35.53	$ 33.80	$ 33.80

Description of The Interpublic Group Of Companies, Inc.

ISIN: US4606901001
Relevant Exchange: The New York Stock Exchange

The Interpublic Group, Inc. is one of the world’s premier advertising and marketing services companies. The Company’s agency brands deliver custom marketing solutions to many of the world’s largest marketers. The Company covers the spectrum of marketing disciplines and specialties, from consumer advertising and direct marketing to mobile and search engine marketing. Information provided to or filed with the SEC by The Interpublic Group, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-06686.

Historical Performance of The Interpublic Group Of Companies, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of The Interpublic Group Of Companies, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 17.19	$ 14.86	$ 15.38
04/01/2004	06/30/2004	$ 16.43	$ 13.73	$ 13.73
07/01/2004	09/30/2004	$ 13.62	$ 10.51	$ 10.59
10/01/2004	12/31/2004	$ 13.50	$ 10.95	$ 13.40

01/01/2005	03/31/2005	$ 13.68	$ 11.50	$ 12.28
04/01/2005	06/30/2005	$ 13.28	$ 12.11	$ 12.18
07/01/2005	09/30/2005	$ 12.67	$ 11.04	$ 11.64
10/01/2005	12/31/2005	$ 11.75	$ 9.14	$ 9.65

01/01/2006	03/31/2006	$ 10.56	$ 9.51	$ 9.56
04/01/2006	06/30/2006	$ 10.04	$ 8.35	$ 8.35
07/01/2006	09/30/2006	$ 9.98	$ 7.86	$ 9.90
10/01/2006	12/31/2006	$ 12.35	$ 9.79	$ 12.24

01/01/2007	03/31/2007	$ 13.81	$ 12.17	$ 12.31
04/01/2007	06/30/2007	$ 12.97	$ 11.31	$ 11.40
07/02/2007	09/30/2007	$ 11.61	$ 9.75	$ 10.38
10/01/2007	12/31/2007	$ 10.55	$ 8.10	$ 8.11

01/01/2008	03/31/2008	$ 8.98	$ 7.40	$ 8.41
04/01/2008	06/30/2008	$ 10.39	$ 7.90	$ 8.60
07/01/2008	09/30/2008	$ 9.57	$ 7.21	$ 7.75
10/01/2008	10/03/2008	$ 7.70	$ 7.05	$ 7.05

Description of Invitrogen Corporation

ISIN: US46185R1005
Relevant Exchange: The NASDAQ Stock Market LLC

Invitrogen Corporation is a leading developer, manufacturer and marketer of research tools in reagent, kit and high-throughput applications forms to customers engaged in life sciences research, drug discovery, diagnostics and the commercial manufacture of biological products. Additionally, the Company is a leading supplier of sera, cell and tissue culture media and reagents used in life sciences research, as well as in processes to grow cells in the laboratory and produce pharmaceuticals and other highly valued proteins. Information provided to or filed with the SEC by Invitrogen Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-25317.

Historical Performance of Invitrogen Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Invitrogen Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 40.96	$ 33.00	$ 35.85
04/01/2004	06/30/2004	$ 38.29	$ 31.84	$ 36.00
07/01/2004	09/30/2004	$ 35.13	$ 23.47	$ 27.50
10/01/2004	12/31/2004	$ 34.12	$ 26.77	$ 33.57

01/01/2005	03/31/2005	$ 36.79	$ 32.24	$ 34.60
04/01/2005	06/30/2005	$ 41.67	$ 33.82	$ 41.65
07/01/2005	09/30/2005	$ 44.14	$ 37.45	$ 37.62
10/01/2005	12/31/2005	$ 37.09	$ 30.88	$ 33.32

01/01/2006	03/31/2006	$ 37.33	$ 33.00	$ 35.07
04/01/2006	06/30/2006	$ 34.89	$ 31.25	$ 33.04
07/01/2006	09/30/2006	$ 33.05	$ 27.94	$ 31.71
10/01/2006	12/31/2006	$ 33.13	$ 27.51	$ 28.30

01/01/2007	03/31/2007	$ 33.63	$ 28.25	$ 31.83
04/01/2007	06/30/2007	$ 37.26	$ 32.00	$ 36.88
07/02/2007	09/30/2007	$ 41.64	$ 35.53	$ 40.87
10/01/2007	12/31/2007	$ 49.22	$ 40.98	$ 46.71

01/01/2008	03/31/2008	$ 48.40	$ 39.20	$ 42.74
04/01/2008	06/30/2008	$ 48.02	$ 37.35	$ 39.26
07/01/2008	09/30/2008	$ 44.35	$ 37.33	$ 37.80
10/01/2008	10/03/2008	$ 36.50	$ 34.68	$ 34.68

Description of Limited Brands, Inc.

ISIN: US5327161072
Relevant Exchange: The New York Stock Exchange

Limited Brands, Inc. operate in the highly competitive specialty retail business. The Company is a specialty retailer of women’s intimate apparel, beauty and personal care products and accessories under various trade names. The Company sells its merchandise through its retail stores in the United States and Canada, which are primarily mall-based, and through e-commerce and catalogue direct response channels. The Company’s business is divided into two primary segments: Victoria’s Secret and Bath & Body Works. Information provided to or filed with the SEC by Limited Brands, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08344.

Historical Performance of Limited Brands, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Limited Brands, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 20.20	$ 17.58	$ 20.00
04/01/2004	06/30/2004	$ 21.45	$ 18.56	$ 18.70
07/01/2004	09/30/2004	$ 22.31	$ 18.78	$ 22.29
10/01/2004	12/31/2004	$ 27.83	$ 21.57	$ 23.02

01/01/2005	03/31/2005	$ 25.12	$ 22.06	$ 24.30
04/01/2005	06/30/2005	$ 24.65	$ 20.21	$ 21.42
07/01/2005	09/30/2005	$ 25.03	$ 19.31	$ 20.43
10/01/2005	12/31/2005	$ 23.36	$ 18.81	$ 22.35

01/01/2006	03/31/2006	$ 24.66	$ 22.05	$ 24.46
04/01/2006	06/30/2006	$ 28.00	$ 24.08	$ 25.59
07/01/2006	09/30/2006	$ 27.82	$ 23.78	$ 26.49
10/01/2006	12/31/2006	$ 32.10	$ 26.76	$ 28.94

01/01/2007	03/31/2007	$ 29.67	$ 25.06	$ 26.06
04/01/2007	06/30/2007	$ 29.30	$ 25.47	$ 27.45
07/02/2007	09/30/2007	$ 28.99	$ 21.06	$ 22.89
10/01/2007	12/31/2007	$ 22.96	$ 17.53	$ 18.93

01/01/2008	03/31/2008	$ 19.33	$ 14.51	$ 17.10
04/01/2008	06/30/2008	$ 19.44	$ 16.81	$ 16.85
07/01/2008	09/30/2008	$ 22.06	$ 14.91	$ 17.32
10/01/2008	10/03/2008	$ 17.32	$ 15.88	$ 15.88

Description of Macy’s, Inc.

ISIN: US55616P1049
Relevant Exchange: The New York Stock Exchange

Macy’s, Inc. retail stores sell a wide range of merchandise, including men’s, women’s and children’s apparel and accessories, cosmetics, home furnishings and other consumer goods, and are diversified by size of store, merchandising character and character of community served. Most stores are located at urban or suburban sites, principally in densely populated areas across the United States. Information provided to or filed with the SEC by Macy’s, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-13536.

Historical Performance of Macy’s, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Macy’s, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 27.15	$ 23.07	$ 27.03
04/01/2004	06/30/2004	$ 27.53	$ 22.43	$ 24.55
07/01/2004	09/30/2004	$ 24.39	$ 21.56	$ 22.72
10/01/2004	12/31/2004	$ 28.90	$ 22.29	$ 28.90

01/01/2005	03/31/2005	$ 32.23	$ 27.30	$ 31.82
04/01/2005	06/30/2005	$ 37.25	$ 28.75	$ 36.64
07/01/2005	09/30/2005	$ 38.65	$ 31.80	$ 33.44
10/01/2005	12/31/2005	$ 34.79	$ 29.01	$ 33.17

01/01/2006	03/31/2006	$ 37.37	$ 33.32	$ 36.50
04/01/2006	06/30/2006	$ 39.51	$ 33.97	$ 36.60
07/01/2006	09/30/2006	$ 43.35	$ 33.25	$ 43.21
10/01/2006	12/31/2006	$ 44.95	$ 37.76	$ 38.13

01/01/2007	03/31/2007	$ 46.51	$ 36.89	$ 45.05
04/01/2007	06/30/2007	$ 46.31	$ 38.16	$ 39.78
07/02/2007	09/30/2007	$ 43.09	$ 28.83	$ 32.32
10/01/2007	12/31/2007	$ 35.10	$ 25.04	$ 25.87

01/01/2008	03/31/2008	$ 28.00	$ 21.31	$ 23.06
04/01/2008	06/30/2008	$ 26.30	$ 19.40	$ 19.42
07/01/2008	09/30/2008	$ 22.38	$ 15.58	$ 17.98
10/01/2008	10/03/2008	$ 17.31	$ 15.19	$ 15.19

Description of MasterCard Incorporated

ISIN: US57636Q1040
Relevant Exchange: The New York Stock Exchange

MasterCard Incorporated is a leading global payment solutions company that provides a variety of services in support of the credit, debit and related payment programs of over 25,000 financial institutions that are the Company’s customers. Through its three-tiered business model as franchisor, processor and advisor, the Company develops and markets payment solutions, process payment transactions, and provide consulting and information services to the Company’s customers and merchants. The Company generates revenues from the fees that it charges customers for providing transaction processing and other payment-related services (operations fees) and by assessing the Company’s customers based primarily on the dollar volume of activity on the cards that carry the Company’s brands (assessments). Information provided to or filed with the SEC by MasterCard Incorporated pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 331-32877.

Historical Performance of MasterCard Incorporated

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of MasterCard Incorporated

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$0.00	$0.00	#N/A
04/01/2004	06/30/2004	$0.00	$0.00	#N/A
07/01/2004	09/30/2004	$0.00	$0.00	#N/A
10/01/2004	12/31/2004	$0.00	$0.00	#N/A

01/01/2005	03/31/2005	$0.00	$0.00	#N/A
04/01/2005	06/30/2005	$0.00	$0.00	#N/A
07/01/2005	09/30/2005	$0.00	$0.00	#N/A
10/01/2005	12/31/2005	$0.00	$0.00	#N/A

01/01/2006	03/31/2006	$0.00	$0.00	#N/A
04/01/2006	06/30/2006	$ 49.15	$ 39.00	$ 48.00
07/01/2006	09/30/2006	$ 70.35	$ 43.90	$ 70.35
10/01/2006	12/31/2006	$ 105.48	$ 69.50	$ 98.49

01/01/2007	03/31/2007	$ 114.74	$ 96.41	$ 106.24
04/01/2007	06/30/2007	$ 168.43	$ 106.96	$ 165.87
07/02/2007	09/30/2007	$ 169.71	$ 129.04	$ 147.97
10/01/2007	12/31/2007	$ 223.20	$ 146.59	$ 215.20

01/01/2008	03/31/2008	$ 224.98	$ 174.62	$ 222.99
04/01/2008	06/30/2008	$ 320.00	$ 223.75	$ 265.52
07/01/2008	09/30/2008	$ 286.00	$ 168.03	$ 177.33
10/01/2008	10/03/2008	$ 171.34	$ 160.13	$ 160.20

Description of The Mosaic Company

ISIN: US61945A1079
Relevant Exchange: The New York Stock Exchange

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through its broad product offering, the Company is a single source supplier of phosphate and potash-based crop nutrients and animal feed ingredients. The Company serves customers in over 40 countries. Information provided to or filed with the SEC by The Mosaic Company pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32327.

Historical Performance of The Mosaic Company

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of The Mosaic Company

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$0.00	$0.00	#N/A
04/01/2004	06/30/2004	$0.00	$0.00	#N/A
07/01/2004	09/30/2004	$0.00	$0.00	#N/A
10/01/2004	12/31/2004	$ 18.35	$ 14.96	$ 16.32

01/01/2005	03/31/2005	$ 17.24	$ 14.95	$ 17.06
04/01/2005	06/30/2005	$ 16.19	$ 12.47	$ 15.56
07/01/2005	09/30/2005	$ 17.93	$ 15.20	$ 16.02
10/01/2005	12/31/2005	$ 15.42	$ 12.76	$ 14.63

01/01/2006	03/31/2006	$ 17.02	$ 13.99	$ 14.35
04/01/2006	06/30/2006	$ 17.11	$ 13.96	$ 15.65
07/01/2006	09/30/2006	$ 16.97	$ 14.14	$ 16.90
10/01/2006	12/31/2006	$ 22.70	$ 16.46	$ 21.36

01/01/2007	03/31/2007	$ 28.00	$ 19.76	$ 26.66
04/01/2007	06/30/2007	$ 39.98	$ 26.85	$ 39.02
07/02/2007	09/30/2007	$ 53.52	$ 34.61	$ 53.52
10/01/2007	12/31/2007	$ 95.84	$ 48.92	$ 94.34

01/01/2008	03/31/2008	$ 117.06	$ 80.02	$ 102.60
04/01/2008	06/30/2008	$ 161.08	$ 100.17	$ 144.70
07/01/2008	09/30/2008	$ 145.69	$ 63.75	$ 68.02
10/01/2008	10/03/2008	$ 67.51	$ 39.65	$ 40.88

Description of National Semiconductor Corporation

ISIN: US6376401039
Relevant Exchange: The New York Stock Exchange

National Semiconductor Corporation is one of the world’s leading semiconductor companies focused on analog and mixed-signal integrated circuits. Founded in 1959, the Company designs, develops, manufactures and markets high-value, high-performance, analog-intensive solutions that provide more energy efficiency, greater portability, better audio, sharper images and higher performance in electronic systems. The Company has a diversified product portfolio which includes products such as power management circuits, audio and operational amplifiers, display drivers, communication interface products, and data conversion solutions. Information provided to or filed with the SEC by National Semiconductor Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-06453.

Historical Performance of National Semiconductor Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of National Semiconductor Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 22.22	$ 18.31	$ 22.22
04/01/2004	06/30/2004	$ 24.27	$ 19.75	$ 21.99
07/01/2004	09/30/2004	$ 20.97	$ 12.00	$ 15.49
10/01/2004	12/31/2004	$ 17.97	$ 15.23	$ 17.95

01/01/2005	03/31/2005	$ 21.21	$ 15.76	$ 20.61
04/01/2005	06/30/2005	$ 22.11	$ 18.44	$ 22.03
07/01/2005	09/30/2005	$ 26.26	$ 22.29	$ 26.20
10/01/2005	12/31/2005	$ 28.22	$ 21.79	$ 25.98

01/01/2006	03/31/2006	$ 29.69	$ 26.86	$ 27.84
04/01/2006	06/30/2006	$ 30.70	$ 22.49	$ 23.85
07/01/2006	09/30/2006	$ 25.03	$ 20.69	$ 23.53
10/01/2006	12/31/2006	$ 25.74	$ 22.50	$ 22.70

01/01/2007	03/31/2007	$ 26.42	$ 21.88	$ 24.14
04/01/2007	06/30/2007	$ 29.58	$ 23.87	$ 28.27
07/02/2007	09/30/2007	$ 29.14	$ 24.51	$ 27.12
10/01/2007	12/31/2007	$ 27.54	$ 21.55	$ 22.64

01/01/2008	03/31/2008	$ 21.53	$ 16.34	$ 18.32
04/01/2008	06/30/2008	$ 23.74	$ 18.98	$ 20.54
07/01/2008	09/30/2008	$ 23.51	$ 15.90	$ 17.21
10/01/2008	10/03/2008	$ 16.72	$ 15.15	$ 15.15

Description of NetApp, Inc.

ISIN: US64120L1044
Relevant Exchange: The NASDAQ Stock Market LLC

NetApp, Inc. is a leading provider of storage and data management solutions. The Company offers solutions for storing, managing, protecting and archiving business data. The Company’s solutions are designed to lower the cost of managing and protecting the Company’s customers’ data while maximizing the return on infrastructure. Information provided to or filed with the SEC by NetApp, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-27130.

Historical Performance of NetApp, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of NetApp, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 24.17	$ 19.80	$ 21.53
04/01/2004	06/30/2004	$ 22.83	$ 18.45	$ 21.53
07/01/2004	09/30/2004	$ 23.21	$ 16.57	$ 23.05
10/01/2004	12/31/2004	$ 34.64	$ 22.98	$ 33.22

01/01/2005	03/31/2005	$ 34.36	$ 26.34	$ 27.66
04/01/2005	06/30/2005	$ 30.47	$ 25.91	$ 28.27
07/01/2005	09/30/2005	$ 29.00	$ 22.77	$ 23.74
10/01/2005	12/31/2005	$ 29.86	$ 22.92	$ 27.00

01/01/2006	03/31/2006	$ 36.19	$ 27.91	$ 36.03
04/01/2006	06/30/2006	$ 37.79	$ 31.05	$ 35.30
07/01/2006	09/30/2006	$ 37.47	$ 26.92	$ 37.01
10/01/2006	12/31/2006	$ 41.28	$ 35.54	$ 39.28

01/01/2007	03/31/2007	$ 40.49	$ 36.16	$ 36.52
04/01/2007	06/30/2007	$ 39.05	$ 29.19	$ 29.19
07/02/2007	09/30/2007	$ 32.66	$ 22.97	$ 26.91
10/01/2007	12/31/2007	$ 32.04	$ 23.90	$ 24.96

01/01/2008	03/31/2008	$ 25.05	$ 19.49	$ 20.05
04/01/2008	06/30/2008	$ 27.31	$ 20.90	$ 21.66
07/01/2008	09/30/2008	$ 26.42	$ 16.90	$ 18.23
10/01/2008	10/03/2008	$ 17.69	$ 16.04	$ 16.04

Description of Occidental Petroleum Corporation

ISIN: US6745991058
Relevant Exchange: The New York Stock Exchange

Occidental Petroleum Corporation’s principal businesses consist of two industry segments operated by OPC’s subsidiaries and affiliates. The subsidiaries and other affiliates in the oil and gas segment explore for, develop, produce and market crude oil, natural gas liquids and natural gas. The subsidiaries and other affiliates in the chemical segment manufacture and market basic chemicals, vinyls and performance chemicals. Information provided to or filed with the SEC by Occidental Petroleum Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-09210.

Historical Performance of Occidental Petroleum Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Occidental Petroleum Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 23.29	$ 21.02	$ 23.03
04/01/2004	06/30/2004	$ 24.84	$ 22.04	$ 24.21
07/01/2004	09/30/2004	$ 28.18	$ 23.98	$ 27.97
10/01/2004	12/31/2004	$ 30.16	$ 27.38	$ 29.18

01/01/2005	03/31/2005	$ 37.01	$ 27.81	$ 35.59
04/01/2005	06/30/2005	$ 40.34	$ 32.75	$ 38.47
07/01/2005	09/30/2005	$ 44.40	$ 39.09	$ 42.72
10/01/2005	12/31/2005	$ 42.70	$ 34.97	$ 39.94

01/01/2006	03/31/2006	$ 48.86	$ 42.00	$ 46.33
04/01/2006	06/30/2006	$ 53.57	$ 46.05	$ 51.28
07/01/2006	09/30/2006	$ 53.89	$ 44.05	$ 48.11
10/01/2006	12/31/2006	$ 51.92	$ 44.66	$ 48.83

01/01/2007	03/31/2007	$ 50.30	$ 43.08	$ 49.31
04/01/2007	06/30/2007	$ 59.38	$ 49.58	$ 57.88
07/02/2007	09/30/2007	$ 64.70	$ 53.10	$ 64.08
10/01/2007	12/31/2007	$ 78.10	$ 64.10	$ 76.99

01/01/2008	03/31/2008	$ 80.51	$ 64.57	$ 73.17
04/01/2008	06/30/2008	$ 97.85	$ 74.88	$ 89.86
07/01/2008	09/30/2008	$ 91.44	$ 65.00	$ 70.45
10/01/2008	10/03/2008	$ 67.42	$ 61.53	$ 61.53

Description of Seagate Technology

ISIN: KYG7945J1040
Relevant Exchange: The NASDAQ Stock Market LLC

Seagate Technology is the world’s leading provider of hard disc drives, based on revenue and units shipped. The Company designs, manufactures, markets and sells hard disc drives. Hard disc drives, commonly referred to as disc drives or hard drives, are devices that store digitally encoded data on rapidly rotating platters or discs with magnetic surfaces. The performance attributes of disc drives, including their cost effectiveness and high storage capacities has resulted in disc drives being used as the primary medium for storing electronic data in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering electronic data over corporate networks and the Internet. Information provided to or filed with the SEC by Seagate Technology pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-31560.

Historical Performance of Seagate Technology

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Seagate Technology

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 21.51	$ 15.30	$ 16.13
04/01/2004	06/30/2004	$ 16.24	$ 11.73	$ 14.43
07/01/2004	09/30/2004	$ 14.30	$ 10.28	$ 13.52
10/01/2004	12/31/2004	$ 17.27	$ 12.56	$ 17.27

01/01/2005	03/31/2005	$ 19.83	$ 16.66	$ 19.55
04/01/2005	06/30/2005	$ 21.30	$ 16.57	$ 17.55
07/01/2005	09/30/2005	$ 19.53	$ 14.67	$ 15.85
10/01/2005	12/31/2005	$ 20.36	$ 13.96	$ 19.99

01/01/2006	03/31/2006	$ 28.08	$ 20.07	$ 26.33
04/01/2006	06/30/2006	$ 27.69	$ 20.99	$ 22.64
07/01/2006	09/30/2006	$ 24.27	$ 19.95	$ 23.09
10/01/2006	12/31/2006	$ 26.90	$ 20.91	$ 26.50

01/01/2007	03/31/2007	$ 28.35	$ 23.30	$ 23.30
04/01/2007	06/30/2007	$ 23.46	$ 20.30	$ 21.77
07/02/2007	09/30/2007	$ 26.56	$ 22.34	$ 25.58
10/01/2007	12/31/2007	$ 28.60	$ 25.00	$ 25.50

01/01/2008	03/31/2008	$ 24.51	$ 19.70	$ 20.94
04/01/2008	06/30/2008	$ 22.27	$ 18.87	$ 19.13
07/01/2008	09/30/2008	$ 19.43	$ 11.74	$ 12.12
10/01/2008	10/03/2008	$ 11.55	$ 10.93	$ 10.93

Description of Verisign, Inc.

ISIN: US92343E1029
Relevant Exchange: The NASDAQ Stock Market LLC

VeriSign, Inc. operates infrastructure services that enable and protect billions of interactions every day across the world’s voice, video and data networks. The Company offers a variety of Internet and communications-related services which are marketed through Web site sales, direct field sales, channel sales, telesales, and member organizations in the Company’s global affiliate network. Information provided to or filed with the SEC by VeriSign, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-23593.

Historical Performance of Verisign, Inc.

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Verisign, Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 20.93	$ 15.04	$ 16.59
04/01/2004	06/30/2004	$ 19.90	$ 15.55	$ 19.90
07/01/2004	09/30/2004	$ 19.88	$ 16.44	$ 19.88
10/01/2004	12/31/2004	$ 35.96	$ 20.55	$ 33.60

01/01/2005	03/31/2005	$ 32.56	$ 24.62	$ 28.70
04/01/2005	06/30/2005	$ 32.95	$ 25.00	$ 28.76
07/01/2005	09/30/2005	$ 30.64	$ 20.66	$ 21.37
10/01/2005	12/31/2005	$ 24.33	$ 19.53	$ 21.90

01/01/2006	03/31/2006	$ 24.77	$ 20.96	$ 23.99
04/01/2006	06/30/2006	$ 25.39	$ 21.47	$ 23.17
07/01/2006	09/30/2006	$ 23.03	$ 17.06	$ 20.20
10/01/2006	12/31/2006	$ 26.09	$ 20.05	$ 24.05

01/01/2007	03/31/2007	$ 26.34	$ 22.93	$ 25.12
04/01/2007	06/30/2007	$ 31.73	$ 25.16	$ 31.73
07/02/2007	09/30/2007	$ 34.06	$ 28.64	$ 33.74
10/01/2007	12/31/2007	$ 40.90	$ 32.11	$ 37.61

01/01/2008	03/31/2008	$ 37.54	$ 31.57	$ 33.24
04/01/2008	06/30/2008	$ 42.22	$ 33.09	$ 37.80
07/01/2008	09/30/2008	$ 38.58	$ 23.42	$ 26.08
10/01/2008	10/03/2008	$ 25.35	$ 23.06	$ 23.06

Description of Western Digital Corporation

ISIN: US9581021055
Relevant Exchange: The New York Stock Exchange

Western Digital Corporation designs, develops, manufactures and sells hard drives. A hard drive is a device that uses one or more rotating magnetic disks to store and allow fast access to data. Hard drives are key components of computers, including desktop and notebook computers, data storage subsystems and many consumer electronic devices. The Company sells its products worldwide to original equipment manufacturers and original design manufacturers for use in computer systems, subsystems or consumer electronic devices, and to distributors, resellers and retailers. The Company’s hard drives are used in desktop computers, notebook computers, and enterprise applications such as servers, workstations, network attached storage, storage area networks and video surveillance equipment. Information provided to or filed with the SEC by Western Digital Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08703.

Historical Performance of Western Digital Corporation

The following table sets forth the published intra-day high, low and closing prices of the basket stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Quarterly High Intra-Day, Low Intra-Day and Quarter-End Closing Price of Western Digital Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price of the Basket Stock	Low Intra-Day Price of the Basket Stock	Quarter-End Closing Price of the Basket Stock
01/01/2004	03/31/2004	$ 13.25	$ 9.68	$ 11.23
04/01/2004	06/30/2004	$ 11.63	$ 7.89	$ 8.66
07/01/2004	09/30/2004	$ 8.95	$ 6.52	$ 8.79
10/01/2004	12/31/2004	$ 10.84	$ 8.02	$ 10.84

01/01/2005	03/31/2005	$ 12.75	$ 9.94	$ 12.75
04/01/2005	06/30/2005	$ 15.95	$ 11.99	$ 13.42
07/01/2005	09/30/2005	$ 15.08	$ 12.29	$ 12.93
10/01/2005	12/31/2005	$ 18.93	$ 11.35	$ 18.61

01/01/2006	03/31/2006	$ 24.18	$ 18.67	$ 19.43
04/01/2006	06/30/2006	$ 21.79	$ 17.43	$ 19.81
07/01/2006	09/30/2006	$ 19.96	$ 16.05	$ 18.10
10/01/2006	12/31/2006	$ 21.64	$ 16.93	$ 20.46

01/01/2007	03/31/2007	$ 21.15	$ 16.81	$ 16.81
04/01/2007	06/30/2007	$ 20.09	$ 16.50	$ 19.35
07/02/2007	09/30/2007	$ 25.80	$ 19.13	$ 25.32
10/01/2007	12/31/2007	$ 31.53	$ 23.73	$ 30.21

01/01/2008	03/31/2008	$ 33.99	$ 23.56	$ 27.04
04/01/2008	06/30/2008	$ 39.98	$ 27.00	$ 34.53
07/01/2008	09/30/2008	$ 35.65	$ 19.02	$ 21.32
10/01/2008	10/03/2008	$ 20.60	$ 18.80	$ 18.80

     This pricing supplement relates only to the notes offered hereby and does not relate to the basket stocks. We have derived all disclosures contained in this pricing supplement regarding the basket stock issuers from the publicly available documents described in the preceding paragraphs, without independent verification. We have not participated in the preparation of any of the documents or made any “due diligence” investigation or any inquiry of the basket stock issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates assumes any responsibility for the adequacy or accuracy of the information about the basket stock issuers contained in this pricing supplement. Furthermore, we do not know whether the basket stock issuers have disclosed all events occurring before the date of this pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above, the market prices of the basket stocks and, therefore the initial reference value and reference value of the basket stocks that the calculation agent will use to determine the exchange payment with respect to your notes. You, as an investor in the notes, should make your own investigation of the basket stocks issuers.

TAXATION IN THE UNITED STATES

     The following discussion supplements and should be read together with the discussion in the prospectus supplement and the prospectus under “Taxation in the United States”. The following discussion represents the opinion of Allen & Overy LLP and does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Prospective holders should consult their own tax advisers as to the consequences of acquiring, holding and disposing of notes under the tax laws of the country of which they are resident for tax purposes as well of under the laws of any state, local or foreign jurisdiction.

General

     The characterization of the notes for U.S. Federal income tax purposes is not certain. As a result, some aspects of the U.S. Federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service (the IRS) with respect to the notes and, accordingly, no assurance can be given that the IRS will agree with, and a court will ultimately uphold, the conclusions expressed herein. Although no definitive authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. Federal income tax purposes, we intend to treat the notes as contingent payment debt instruments (CPDIs) subject to the U.S. Treasury regulations governing CPDIs (the CPDI Regulations) and, unless otherwise indicated, the discussion below assumes this to be the case. However, it is possible that the IRS could seek to characterize the notes in a manner that results in tax consequences (including the timing, amount and character of income) different from those described below. The remainder of this discussion assumes that the notes are treated as described above.

     Prospective investors should consult their own tax advisors regarding the proper treatment of the notes for U.S. Federal income tax purposes and the tax consequences of an investment in the notes under the Federal, state and local laws of the United States and any other jurisdiction where the investor may be subject to taxation with respect to their own particular situation.

     For U.S. Federal income tax purposes, the notes will be treated as debt instruments subject to the CPDI Regulations which would cause the timing and character of income, gain or loss reported on a CPDI to differ substantially from the timing and character of income, gain or loss reported on a non-contingent payment debt instrument under general principles of current U.S. Federal income tax law. The CPDI Regulations generally require you to apply the “non-contingent bond method”. As generally described below, the non-contingent bond method requires a U.S. holder (as defined in the prospectus) to include future contingent and non-contingent interest payments in income as such interest accrues based upon a projected payment schedule regardless of the U.S. holder’s method of tax accounting and whether such U.S. holder has received any interest payments in that year. Under the non-contingent bond method, for each accrual period prior to and including the Maturity Date of the notes, the amount of interest that accrues, as original issue discount (OID), equals the product of (a) the “adjusted issue price” and (b) the “comparable yield” (adjusted for the length of the accrual period). This amount is rateably allocated to each day in the accrual period and you must include such amounts as ordinary interest income for each day in the accrual period on which you have held the notes. The “adjusted issue price” for purposes of the non-contingent bond method is equal to the issue price of the notes, increased by the interest previously accrued on such notes and decreased by the amount of any Projected Payments (as defined below) previously made on such notes. The “issue price” of the notes is the first price at which a substantial amount of the note are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The “comparable yield” is the annual yield that we would pay, as of the issue date, on a fixed rate debt instrument with no contingent payment but with terms and conditions otherwise comparable to those of the notes. Amounts treated as interest under the foregoing contingent payment obligation rules are treated as OID for all U.S. Federal income tax purposes. Also under the non-contingent bond method of the CPDI Regulations, we would be required, solely for U.S. Federal income tax purposes, to provide a schedule (the Schedule) of the projected amounts of payments (the Projected Payments) on the notes. The Schedule must produce the comparable yield. The comparable yield and projected payment schedule will be available by submitting a written request for such information to Wachovia Capital Markets, LLC; Strategic Solutions Group; 375 Park Avenue, 4th Floor; New York, NY 10021.

     It is not entirely clear how, under the CPDI Regulations, the maturity date for debt instruments such as the notes that provide for an exchange right should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your note based on the assumption that your note will remain outstanding until the stated maturity date and the projected contingent payment will be made at that time, and we intend to make the computation in this manner.

     The comparable yield and the Schedule are used to determine accruals of OID for tax purposes only and are not assurances or predictions with respect to the actual yield of, or payment to be made in respect of, a note. The comparable yield and the Schedule do not necessarily represent our expectations of regarding such yield, and the amount and timing of such payment.

     Generally, if during any taxable year the sum of any actual payments (including the fair market value of any property received in that year as well as any regular interest payments received) with respect to the notes for that taxable year (including, in the case of the taxable year which includes the Maturity Date of the notes, the amount of cash received at maturity) exceeds the total amount of Projected Payments for that taxable year, the difference will produce a “net positive adjustment”, which will be treated as additional interest for the taxable year. If the actual amount received in a taxable year is less than the amount of Projected Payments for that taxable year, the difference will produce a “net negative adjustment”, which will (a) reduce your interest income with respect to the notes for that taxable year and (b) to the extent of any excess after application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during the prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

Sale, exchange, retirement or other disposition of notes

     Generally, upon the sale, exchange or retirement or other disposition of the notes (including at the scheduled maturity of the notes or upon your exercise of an exchange right), you will recognize gain or loss equal to the difference between the amount realized (including the fair market value of any property received) and your adjusted basis (as determined below) in such notes. Any gain will be treated as ordinary interest income. Generally, any loss will be treated as ordinary loss to the extent your total OID inclusions exceed the total net negative adjustments (if any) that you took into account as an ordinary loss. The remaining loss (if any) will be a capital loss. Limitations apply to limit the ability to offset ordinary income with capital losses. In determining the amount realized with respect to notes held to maturity, you will be treated as receiving the projected amount of any contingent payment due at maturity for such notes. If the amount received is different from the Projected Payment, the amount realized by you at maturity will be reduced by any net negative adjustment carryforwards. With respect to any unscheduled retirement of the notes, your amount realized will equal the amount paid by us with respect to the notes retired. Your adjusted basis in the notes will equal (1) your initial basis in notes determined by the cost of such notes, (2) increased by the OID accrued on the notes based on the noncontingent bond method described above (and without regard to any positive or negative adjustments) and (3) reduced by any non-contingent payment and the projected amount (as opposed to the actual amount) of any contingent payment previously made on such notes. If you receive shares of the underlying stock pursuant to an optional redemption, your adjusted basis in such shares will be the fair market value of the shares as of the optional redemption date. Special rules apply to the purchase of CPDIs at a discount or premium and prospective investors acquiring the notes with such discount or premium, if any, should consult with their own tax advisers regarding such discount or premium. The application of the CPDI Regulations to the notes is complex. Prospective investors should consult with their own tax adviser regarding the applicability and consequences of the CPDI Regulations with respect to the notes.

USE OF PROCEEDS AND HEDGING

     The net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying prospectus and to hedge market risks of Eksportfinans associated with its obligation to pay the amounts payable upon exchange of notes as well as the redemption amount at the maturity of the notes.

     The hedging activity discussed above may adversely affect the market value of the notes from time to time and the aggregate amount you will receive on the notes on the exchange settlement date. See “Risk Factors—Purchases and sales by us or our affiliates may affect the return on the notes” and “Risk Factors—Potential conflicts of interest could arise” for a discussion of these adverse effects.

SUPPLEMENTAL PLAN OF DISTRIBUTION

     The notes are being purchased by Wachovia Capital Markets, LLC (the agent) as principal, pursuant to a terms agreement dated as of October 3, 2008 between the agent and us. The initial sale of the notes in this offer entails a longer settlement period than is customary for similar debt securities. For purposes of Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, October 10, 2008 shall be the date for payment of funds and delivery of notes for all of the notes sold pursuant to the offering. The agent has agreed to pay our out-of-pocket expenses of the issue of the notes.

     From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, an affiliate of the agent is our swap counterparty for a hedge of our obligation under the notes.

     In the future, the agent and its affiliates may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.

     The agent named below has committed to purchase all of those notes if any are purchased. Under certain circumstances, the commitments of non-defaulting underwriters may be increased.

Underwriter	Aggregate principal amount
Wachovia Capital Markets, LLC	$ 30,000,000.00

Total	$ 30,000,000.00

     The agent named above proposes to offer the notes in part directly to the public at the maximum public offering price set forth on the cover page of this pricing supplement and in part to Wachovia Securities, LLC, Wachovia Securities Financial Network, LLC or certain securities dealers at such prices less a selling concession not to exceed $2.50 per note.

     Proceeds to be received by Eksportfinans in this offering will be net of the underwriting discount, commission and expenses payable by Eksportfinans.

     After the notes are released for sale in the public, the offering prices and other selling terms may from time to time be varied by the agent.

     The notes are new issues of notes with no established trading markets. We have been advised by each agent that the agent intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

     Settlement for the notes will be made in immediately available funds. The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

     Eksportfinans has agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act of 1933.

     This pricing supplement and the attached prospectus may be used by Wachovia Capital Markets, LLC or an affiliate of Wachovia Capital Markets, LLC, in connection with offers and sales related to market-making or other transactions in the notes. Wachovia Capital Markets, LLC or an affiliate of Wachovia Capital Markets, LLC, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     From time to time the agent engages in transactions with Eksportfinans in the ordinary course of business. The agent has performed investment banking services for Eksportfinans in the last two years and has received fees for these services.

     Wachovia Capital Markets, LLC, as agent, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.

     No action has been or will be taken by Eksportfinans, the agent or any broker-dealer affiliates of either Eksportfinans or the agent that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on Eksportfinans, the underwriters or any broker-dealer affiliates of either Eksportfinans or the underwriters. In respect of specific jurisdictions, please note the following:

     The notes, and the offer to sell such notes, do not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the notes been requested on any stock market in Argentina.

     The notes will not be offered or sold to any persons who are residents of the Bahamas within the meaning of the Exchange Control Regulations of 1956 issued by the Central Bank of the Bahamas.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the notes have not been submitted to the Comissão de Valores Mobiliários for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     Neither the notes nor Eksportfinans are registered in the Securities Registry of the Superintendency of Securities and Insurance in Chile.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

ANNEX A

OFFICIAL NOTICE OF EXCHANGE

Dated: [On or after December 26, 2008]

Wachovia Corporation
375 Park Avenue
New York, NY 10152
	Attention:	Equity Derivatives
Middle Office Manager
Direct: +1 212 891 5071, Fax: +1 212 446 1413
	CC:	William Threadgill, Managing Director
Direct: +1 212 214 6277, Fax: +1 212 214 8917

Eksportfinans ASA
Dronning Mauds gate 15
N-0250 Norway
	Attention:	Treasury Department
Direct: +47 22 01 22 01, Fax: +47 22 01 22 06

Dear Sirs or Madams:

     The undersigned beneficial owner of the Exchangeable Notes Linked to a Basket of Common Stocks due December 30, 2038 of Eksportfinans ASA (CUSIP No. 282645MG2) (the “notes”) hereby irrevocably elects to exercise, with respect to the principal amount of the notes indicated below, as of the date hereof (or if this notice is received after 11:00 a.m. New York City on any business day, as of the next business day), provided that such a day is on or after December 26, 2008, and is on or before the fifth trading day before December 30, 2038. The exchange right is to be exercised as described under “Specific Terms of the Notes—Exchange right,” in the pricing supplement no. 300 dated October 3, 2008 relating to Registration Statement No. 333-140456. Terms not defined in this notice shall have their respective meanings as described in the pricing supplement.

     Please date and acknowledge receipt of this Official Notice of Exchange in the place provided below, and fax a copy to the fax number indicated. Eksportfinans ASA will then deliver on the exchange settlement date a cash payment equal to final basket parity calculated on the determination date, in accordance with the terms of the notes as described in the pricing supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the notes to be exchanged (and attaches evidence of such ownership as provided by the undersigned’s position services department or the position services department of the entity through which the undersigned holds its notes) and (ii) it will cause the principal amount of notes to be exchanged to be transferred to the registrar and paying agent on the exchange settlement date.

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Very truly yours,

____________________________ Name of Beneficial Owner

By:

____________________________ Name

____________________________ Title and / or Organization

____________________________ Fax No. / Direct No.

$___________________________
Principal amount of notes to be
surrendered

____________________________ Please specify: Exchange notice date

Receipt of the above Official Notice of Exchange is hereby acknowledged. EKSPORTFINANS ASA, as Issuer WACHOVIA CAPITAL MARKETS, LLC, as calculation agent

By: _____________________________
Name:

Title:

Date and time of acknowledgement: _____________________________

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